As filed with the Securities and Exchange Commission on August 31, 2026.
 Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Kyivstar Group Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Kyivstar Group Ltd.
Unit 517, Level 5
Index Tower
Dubai International Financial Centre (DIFC)
United Arab Emirates
Telephone: +971 4 433 1145
(Address and telephone number of Registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
Telephone: 212-947-7200
(Name, address and telephone number of agent for service)

Copies to:

J. David Stewart
Jason Hyatt
Sidley Austin LLP
70 St Mary Axe
London EC3A 8BE
United Kingdom
+44 20 7360 3600

Approximate date of commencement of proposed sale to the public:
From time to time after the effectiveness of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Kyivstar Group Ltd. (the “Company”) is filing a single prospectus in this registration statement pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Rule 429 under the Securities Act, the prospectus included herein is a combined prospectus which relates to:

(i)the offer and sale, from time to time, by the selling securityholders named herein of up to 192,967,440 common shares of the Company, par value $0.01 per share (the “Common Shares”);
(ii)the offer and sale, from time to time, by the selling securityholders named herein of up to 3,274,224 Common Shares which are currently registered and remain unsold under the Company’s registration statement on Form F-1 (Registration No. 333-290082) filed with the U.S. Securities and Exchange Commission (the “SEC”), which was declared effective by the SEC on December 18, 2025, as subsequently amended (the “Prior Registration Statement”); and
(iii)the issuance by the Company of up to 7,666,528 Common Shares upon the exercise of the Company’s public warrants (the “Warrants”), which are currently registered and remain unsold under the Prior Registration Statement.

This registration statement is being filed to convert the Prior Registration Statement into a registration statement on Form F-3. Pursuant to Rule 429 under the Securities Act, this registration statement, which is a new registration statement, also constitutes a post-effective amendment to the Prior Registration Statement, and such post-effective amendments shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act.

i

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 31, 2026.

PRELIMINARY PROSPECTUS

KYIVSTAR GROUP LTD.

196,241,664 COMMON SHARES
7,666,528 COMMON SHARES UNDERLYING WARRANTS

This prospectus relates to the offer and sale, from time to time, by VEON Amsterdam B.V. (“VEON Amsterdam”), which is the beneficial owner of a majority of the common shares, par value $0.01 per share (the “Common Shares”), of Kyivstar Group Ltd. (together with its subsidiaries, “Kyivstar,” the “Company,” “we,” “us” or “our”), and the other selling shareholders named herein or their pledgees, donees, transferees, or other successors in interest (collectively, the “Selling Securityholders”), of up to 196,241,664 Common Shares, issued to the Selling Securityholders, as described below. This prospectus also relates to the issuance, from time to time, by the Company of up to 7,666,528 Common Shares that are issuable upon exercise of our outstanding public warrants to purchase one Common Share at an exercise price of $11.50 per share.

On August 14, 2025, we consummated the transactions (the “Transactions”) contemplated by the Business Combination Agreement, dated as of March 18, 2025 (as amended, the “Business Combination Agreement”), by and among Kyivstar Group Ltd., Cohen Circle Acquisition Corp. I (“Cohen Circle”), VEON Amsterdam, Kyivstar Holdings B.V. (formerly VEON Holdings B.V.) (“Kyivstar Holdings”) and Varna Merger Sub Corp. (“Merger Sub”). As contemplated by the Business Combination Agreement, VEON Amsterdam sold to Kyivstar Group Ltd. all of the issued and outstanding equity of Kyivstar Holdings in exchange for newly issued Kyivstar Group Ltd. Common Shares and the Seller Loan Note (as defined herein) (the “Sale”), whereby Kyivstar Holdings became a direct, wholly owned subsidiary of Kyivstar Group Ltd., and Merger Sub was merged with and into Cohen Circle upon the terms and subject to the conditions set forth in the Business Combination Agreement and the Plan of Merger and in accordance with the Companies Act (as revised) of the Cayman Islands (the “Merger”), with Cohen Circle continuing as the surviving company of the Merger and a direct, wholly owned subsidiary of Kyivstar Group Ltd.

The securities covered by this prospectus include (i) 192,967,440 Common Shares held by VEON Amsterdam, (ii) 3,218,634 Common Shares issued to the Sponsors (as defined herein) in connection with the Merger, and (iii) 55,590 Common Shares issued pursuant to the terms of the Non-Redemption Agreement (as defined herein) to certain investors holding Cohen Circle Class A ordinary shares prior to the consummation of the Business Combination in consideration of their agreement not to redeem such Cohen Circle Class A ordinary shares. In addition, this prospectus relates to the offer and sale of up to 7,666,528 Common Shares issuable by us upon exercise of 7,666,528 outstanding Warrants.

This prospectus also covers any additional securities that may become issuable by reason of share splits, share dividends or similar transactions. We are registering the resale or issuance of the securities covered by this prospectus pursuant to the registration rights that we have granted to certain of our shareholders in connection with the Transactions and pursuant to the requirements of the Warrant Agreement (as defined herein).

The Selling Securityholders may offer all or part of the securities for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. These securities are being registered to permit the Selling Securityholders to sell securities from time to time, in amounts, at prices and on terms determined at the time of offering. The Selling Securityholders may sell these securities through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled “Plan of Distribution” herein. In connection with any sales of securities offered hereunder, the Selling Securityholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). In addition, because VEON Amsterdam is our controlling shareholder, VEON Amsterdam may be deemed an “underwriter” within the meaning of the Securities Act with respect to our Common Shares held by VEON Amsterdam being offered pursuant to this prospectus, and the offering may be deemed to be a primary offering by us.

We will not receive any proceeds from the sale of any securities by the Selling Securityholders, including any sales of securities made by VEON Amsterdam. However, we will receive up to an aggregate of $88,165,072 from the exercise of Warrants at an exercise price of $11.50 per Common Share, assuming the exercise in full for cash of all 7,666,528 of our outstanding Warrants exercisable for the 7,666,528 Common Shares issuable thereunder. The holders of the Warrants are not obligated to exercise any or all of their Warrants, and there is no assurance that they will elect to do so. We will receive the proceeds from any cash exercise of the Warrants, but not from the sale of the underlying Common Shares following exercise of such Warrants. If the price of our Common Shares is below $11.50 (the exercise price of our Warrants), holders of our Warrants will be unlikely to exercise their Warrants, resulting in little to no cash proceeds to us. We expect to use the net proceeds from the exercise of the Warrants, if any, for general corporate purposes. See “Use of Proceeds.” We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section entitled “Plan of Distribution.”

Our Common Shares and Warrants are trading on The Nasdaq Stock Market LLC (“Nasdaq”). Our Common Shares are listed on the Nasdaq Global Select Market under the symbol “KYIV.” On August 28, 2026, the last reported sale price of our Common Shares as reported on Nasdaq was $13.44 per share. Our Warrants are listed on the Nasdaq Capital Market under the symbol “KYIVW.” On August 28, 2026, the last reported sale price of our Warrants as reported on Nasdaq was $5.10 per Warrant.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company,” a “foreign private issuer” and a “controlled company” each as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements. See “Prospectus Summary — Emerging Growth Company; Foreign Private Issuer; Controlled Company Status.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 12 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated , 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 filed with the SEC. The Selling Securityholders named in this prospectus may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus includes important information about us and the Common Shares issued by us, the securities being offered by the Selling Securityholders and other information you should know before investing. Any prospectus supplement or post-effective amendment to the registration statement may also add, update, or change information in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement or post-effective amendment to the registration statement, you should rely on the information contained in that particular prospectus supplement or post-effective amendment to the registration statement. This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. You should read this prospectus together with the additional information about us described in the section below entitled “Where You Can Find More Information.” You should rely only on information contained or incorporated by reference in this prospectus. We have not, and the Selling Securityholders have not, authorized anyone to provide you with information or make any representation other than as contained in this prospectus, any amendment or supplement to this prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of the prospectus. You should not assume that the information contained in this prospectus is accurate as of any other date.

The Selling Securityholders may offer and sell the securities directly to purchasers, through agents selected by the Selling Securityholders, or to or through underwriters or dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents, underwriters or dealers involved in the sale of securities. See “Plan of Distribution.”

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus. The securities offered by this prospectus are being offered only in jurisdictions where the offer is permitted.

This prospectus is a combined prospectus pursuant to Rule 429 under the Securities Act which relates to:

(i)the offer and sale, from time to time, by the selling securityholders named herein of up to 196,241,664 Common Shares; and
(ii)the issuance by the Company of 7,666,528 Common Shares to holders of the Company’s public Warrants upon their exercise.

This registration statement of which this prospectus forms a part converts the Prior Registration Statement into a registration statement on Form F-3. Pursuant to Rule 429 under the Securities Act, this registration statement, which is a new registration statement, also constitutes a post-effective amendment to the Prior Registration Statement.

Unless otherwise stated or the context otherwise requires, all references in this prospectus to “Kyivstar Group,” the “Company,” “our Group,” “the Group,” “we,” “us” or “our” and similar pronouns, are references to the business of Kyivstar Group Ltd. and its subsidiaries, which prior to the Transactions was the business of Kyivstar Holdings B.V. and its subsidiaries. References to Kyivstar Group Ltd. are to Kyivstar Group Ltd. alone. References to “JSC Kyivstar” are to JSC Kyivstar, the joint-stock company incorporated in Ukraine and a wholly owned subsidiary of the Company.

In this prospectus, unless otherwise specified or the context otherwise requires: “$,” “US$,” “USD” and “U.S. Dollar” each refer to the United States Dollar; and “₴” and “UAH” each refer to the Ukrainian Hryvnia.

Neither we nor the Selling Securityholders have taken any action in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to an offering pursuant to and the distribution of this prospectus applicable to that jurisdiction.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act of 1934, as amended (the “Exchange Act”), and the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, that involve significant risks and uncertainties.

All statements other than statements of present or historical facts and conditions contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy, plans and our objectives for future operations, are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “anticipates,” “believes,” “could,” “continue” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “potential,” “projects,” “seeks,” “should,” or “will” or, in each case, their negative or other variations or comparable terminology. Such forward-looking statements are based on available current market material and management’s expectations, beliefs and forecasts concerning future events impacting our business and operations. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to numerous risks and uncertainties and are made in light of information currently available to us. Many important factors, in addition to the factors described in this prospectus, may adversely affect our results as indicated in forward-looking statements.

Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to:

(i)the outcome of any legislative, regulatory or judicial proceedings and their effect on our business and operations;
(ii)management of our business strategy and plans;
(iii)changes in applicable laws or regulations;
(iv)general economic conditions;
(v)factors relating to the business, operations and financial performance of the Company, including:
•risks relating to the ongoing war in Ukraine, such as its adverse impact on the economic conditions and outlook of Ukraine; physical damage to property, infrastructure and assets; the effect of sanctions and export controls on supply chain, the ability to transact with key counterparties; the resulting volatility in the Ukrainian hryvnia; our ability to operate and maintain our infrastructure; sanctions (including any reputational harm from certain of the ultimate beneficial owners of VEON Ltd.’s (“VEON”) largest shareholder, LPE Middle East Limited, being subject to sanctions) or any other considerations that could increase the risk of nationalization, its impact on liquidity and our financial condition and risks relating to our ability to continue as a going concern;
•risks related to JSC Kyivstar’s ability to declare and pay dividends and restrictions on its ability to make certain payments abroad (such as investments, interest and principal payments on loans, financing of any affiliate companies or representative offices offshore) resulting from the imposition of martial law in Ukraine and/or legal restrictions in Ukraine relating to the ongoing war;
•risks relating to the ongoing armed conflict between the United States, Israel and Iran in the Middle East, including escalation of conflict to the wider region and adverse impact on the economic conditions and outlook of the United Arab Emirates;
•risks related to our principal asset being an interest in JSC Kyivstar, and our dependence on JSC Kyivstar for distributions, which may be restricted or prohibited;
•risks relating to our relationship with VEON and VEON’s ability to exert significant influence over matters requiring shareholder approval;
•risks related to investing in frontier markets, which are subject to greater risks than investing in more developed markets, including political and economic instability, regulatory and legal uncertainty, social unrest and conflict;

•risks associated with cyber-attacks or systems and network disruptions, data protection, data breaches, or the perception of such attacks or failures, including the costs associated with such events and the reputational harm that could arise therefrom;
•risks related to work stoppages and other labor matters, including mobilization;
•risks relating to the international economic environment, inflationary pressures, geopolitical developments and unexpected global events;
•risks related to the impact of export controls, international trade regulation and customs and technology regulation on the macroeconomic environment, our operations, our ability and the ability of key third-party suppliers to procure goods, software or technology necessary to provide services to our customers;
•risks related to the imposition of restrictions on procurement or use of telecommunications equipment from Chinese vendors which could result in significant operational disruptions;
•risks relating to legislation, regulation, taxation and currency, including costs of compliance, currency and exchange controls, currency fluctuations, and abrupt changes to laws, regulations, decrees and decisions governing the telecommunications industry and taxation, laws on foreign investment, anti-corruption and anti-terror laws, economic sanctions, import tariffs and restrictions, data privacy, anti-money laundering, antitrust, national security and lawful interception and their official interpretation by Ukrainian governmental and other regulatory bodies and courts, as well as risks relating to tax audits and evolving international tax frameworks;
•risks that the adjudications, administrative or judicial decisions in respect of legal challenges, license and regulatory disputes, tax disputes or appeals may not result in a final resolution in our favor or that in the event of an unsuccessful defense of material litigation claims, we are unable to settle such claims;
•risks relating to our operations, including regulatory uncertainty regarding service offerings, licenses and approvals or consents required from governmental authorities in relation thereto, frequency allocations, constraints on spectrum capacity, access to additional bands of spectrum required to meet demand for existing products and service offerings or additional spectrum required for new products and services and new technologies, intellectual property rights protection, interconnection agreements, equipment failures, insurance limitations (including war-related exclusions) and competitive offering and pricing pressures;
•risks related to our ability to grow our communications and digital service offerings, including the demands such strategy places on management, the need to obtain necessary approvals and the challenges of successfully integrating acquired businesses;
•risks related to developments from competition, unforeseen or otherwise, including our ability to keep pace with technological changes and evolving industry standards;
•risks relating to impairment of assets and potential write-downs;
•risks associated with our status as a controlled company, emerging growth company and foreign private issuer, including increased compliance costs and reduced disclosure requirements; and
•risks associated with the market price of our Common Shares, which may be volatile or may decline regardless of operating performance.

The risks outlined above and others described under the section entitled “Risk Factors” and in the documents incorporated by reference into this prospectus are not exhaustive. We caution you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. In evaluating our forward-looking statements, you should specifically consider the risks and uncertainties described in the section entitled “Risk Factors” in this prospectus and in the documents incorporated by reference into this prospectus.

FREQUENTLY USED TERMS

Unless otherwise stated in this prospectus or the context otherwise requires:

“Bermuda Companies Act” means the Companies Act 1981 (as amended) of Bermuda.

“Business Combination” means the transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the business combination agreement, dated as of March 18, 2025 by and among Kyivstar Group Ltd., Cohen Circle, VEON Amsterdam, Kyivstar Holdings and Merger Sub, as amended from time to time.

“Bye-Laws” means the Kyivstar Group Ltd. Amended and Restated Bye-Laws.

“Cohen Circle” or the “SPAC” means Cohen Circle Acquisition Corp. I, a Cayman Islands exempted company.

“Cohen Circle Class A ordinary shares” means Cohen Circle Class A ordinary shares, par value $0.0001 per share.

“Cohen Circle Class B ordinary shares” means Cohen Circle Class B ordinary shares, par value $0.0001 per share.

“Cohen Circle Public Warrants” means the redeemable warrants of Cohen Circle sold as part of the units of Cohen Circle in the initial public offering (whether they were purchased in the initial public offering or thereafter in the open market).

“Common Shares” means Kyivstar Group Ltd. common shares, par value $0.01 per share.

“FTTB” means fiber-to-the-building.

“Helsi” means Helsi Ukraine Limited Liability Company, a 97.99% subsidiary of the Group.

“JSC Kyivstar” means the joint-stock company incorporated in Ukraine on September 3, 1997, with its principal executive office at 53 Degtyarivska St., Kyiv 03113, Ukraine and a wholly owned subsidiary of Kyivstar Group.

“Kyivstar Holdings” means Kyivstar Holdings B.V. (formerly VEON Holdings B.V.), a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under Dutch law and registered with the Dutch Chamber of Commerce (Kamer van Koophandel) under number 34345993. Unless context suggests otherwise, reference to Kyivstar Holdings is a reference to VEON Holdings B.V.

“Kyivstar Group Board” or the “Board” means the board of directors of Kyivstar Group Ltd.

“Kyivstar.Tech” means LLC Kyivstar.Tech, a subsidiary of the Group.

“Merger” means the merger consummated on August 14, 2025, pursuant to which Merger Sub merged with and into Cohen Circle, with Cohen Circle surviving as a direct, wholly owned subsidiary of Kyivstar Group Ltd.

“Merger Sub” means Varna Merger Sub Corp., an exempted company incorporated with limited liability in the Cayman Islands with registration number 419635, which was liquidated by operation of law effective January 28, 2026.

“MAU” means monthly active users.

“Nasdaq” means Nasdaq Stock Market LLC.

“Non-Redeeming Shareholder” means the holder of Cohen Circle Class A ordinary shares who is a qualified institutional buyer, institutional accredited investor or other accredited investor, and who entered into a Non-Redemption Agreement.

“Non-Redemption Agreement” means each of the non-redemption agreements, by and among Cohen Circle, Kyivstar Group Ltd. and the Non-Redeeming Shareholder party thereto, pursuant to which any such Non-Redeeming Shareholder agreed to refrain from exercising its redemption rights with respect to certain Cohen Circle Class A ordinary shares held by it.

“Sale” means the sale by VEON Amsterdam to Kyivstar Group Ltd. of all of the issued and outstanding equity of Kyivstar Holdings in exchange for newly issued Kyivstar Group Ltd. Common Shares and the Seller Loan Note.

“SEC” means the U.S. Securities and Exchange Commission.

“Seller Loan Note” means the promissory note issued to VEON Amsterdam by Kyivstar Group Ltd. in a principal amount of US$178 million as partial consideration for the sale of the issued and outstanding equity in Kyivstar Holdings in exchange for newly issued Common Shares. .

“Sponsor Agreement” means the Sponsor Agreement, dated as of March 18, 2025, by and among Cohen Circle, Cohen Circle Sponsor I, LLC, Cohen Circle Advisors I, LLC, Cantor Fitzgerald & Co. and Kyivstar Group Ltd.

“Sponsors” means Cohen Circle Sponsor I, LLC and Cohen Circle Advisors I, LLC.

“Transactions” means the series of transactions contemplated by the Business Combination Agreement, including, among other things, the Sale and the Merger.

“Uklon” means LLC Tech Uklon (UA), LLC Uklon Corporate (UA) and Uklon LTD (CY), all subsidiaries of the Group.

“VEON” means VEON Ltd., the ultimate parent company of Kyivstar Group.

“VEON Amsterdam” means VEON Amsterdam B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under Dutch law and registered with the Dutch Chamber of Commerce (Kamer van Koophandel) under number 34378904, and a subsidiary of VEON.

“Warrants” means the Kyivstar Group Ltd. warrants, issued on August 14, 2025, with each whole warrant entitling the holder thereof to purchase one Common Share at a price of $11.50 per share pursuant to the Warrant Agreement.

“Warrant Agreement” means the Assignment and Assumption and Amendment and Restatement of Warrant Agreement, dated as of August 14, 2025, governing the Warrants.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and in the documents incorporated by reference in this prospectus and does not contain all of the information you should consider when making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our financial statements and the related notes incorporated by reference in this prospectus and the information set forth under the headings “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements,” and “Incorporation of Certain Information by Reference.” See also the section entitled “Where You Can Find More Information.” The definition of some of the terms used in this prospectus are set forth under the section “Frequently Used Terms.” Unless the context otherwise requires, we use the terms “Kyivstar,” “Company,” “we,” “us” and “our” in this prospectus to refer to Kyivstar Group Ltd. and its consolidated subsidiaries.

OUR COMPANY

Company Overview

We operate telecommunications, infrastructure and digital businesses in Ukraine and Uzbekistan, and are Ukraine’s leading provider of mobile communications by number of subscribers and broadband services as well as by number of access lines, serving more than 21.8 million mobile customers, approximately 1.3 million home internet fixed line customers and 21.4 million total digital MAU as of June 30, 2026. JSC Kyivstar provides services across a wide range of mobile and fixed line technologies, including 4G, big data, cloud solutions, cybersecurity, digital TV and more. JSC Kyivstar has been operating in Ukraine for more than 28 years. We provide services under the “Kyivstar,” “Uklon,” “Helsi” and “Tabletki” brands.

We operate one operating segment, Kyivstar, with revenue of US$1,157 million, US$919 million, and US$915 million for each of the years ended December 31, 2025, 2024 and 2023 respectively. Within our Kyivstar segment, we operate two related business lines: telecommunications and infrastructure services and digital, which accounted for approximately 89%, and 11% of our revenue for the year ended December 31, 2025, respectively and approximately 98% and 2% of our revenue for the year ended December 31, 2024, respectively. In our telecommunications and infrastructure services business, we provide mobile services, including voice, data, messaging and wireless internet as well as internet services, including corporate internet access, fixed-line telephone, data transmission and fixed-mobile convergence and internet-TV via FTTB network connections. In our digital services business, we provide (i) digital TV content on the Kyivstar TV platform in partnership with PLUS TV LLC, (ii) digital health services through Helsi and Tabletki, (iii) a suite of self-service options through our self-service app, MyKyivstar, (iv) big data and technology services via our technology company, Kyivstar.Tech and (v) a mobility and digital services platform through Uklon.

Company Information

We are part of the VEON group, a group of subsidiary companies for which VEON is the ultimate parent entity. VEON beneficially owns, indirectly, approximately 83.6% of our issued and outstanding Kyivstar Group Ltd. Common Shares.

Kyivstar Group Ltd. is an exempted company limited by shares under the Bermuda Companies Act and was incorporated on March 7, 2025. As of August 14, 2025, following the consummation of the Business Combination between ourselves and Cohen Circle, Kyivstar Group became the direct parent of Kyivstar Holdings B.V. (besloten vennootschap), an entity incorporated in the Netherlands, which owns and operates JSC Kyivstar. Our Common Shares and Warrants are listed on Nasdaq under the symbols “KYIV” and “KYIVW,” respectively.

Our registered office is located at 31 Victoria Street, Hamilton, HM10 Bermuda and our headquarters are located at Unit 517, Level 5, Index Tower, Dubai International Financial Centre (DIFC), United Arab Emirates. Our telephone number is +971 4 433 1145.

Our authorized representative in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168, +1(212)-947-7200.

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations regarding executive compensation in our periodic reports. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. Pursuant to the JOBS Act, we have elected to take advantage of the benefits of this extended transition period for complying with new or revised accounting standards as required when they are adopted for public companies. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (1) following the fifth anniversary of the consummation of the Business Combination Agreement, i.e., on or around August 14, 2030, (2) in which we have a total annual gross revenue of at least US$1.235 billion, or (3) in which we are deemed to be a large accelerated filer, which means the market value of our Common Shares that is held by non-affiliates equaled or exceeded US$700 million as of the end of that year’s second fiscal quarter, and (ii) the date on which we have issued more than US$1.0 billion in non-convertible debt securities during the prior three-year period. We expect to cease qualifying as an emerging growth company at the end of the fiscal year ending December 31, 2026.

Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As a foreign private issuer, we are permitted to follow home country corporate governance practices, instead of certain corporate governance practices required by Nasdaq for U.S. domestic issuers other than with respect to certain voting and committee requirements. The Sarbanes-Oxley Act of 2002, as well as related rules subsequently implemented by the SEC, requires foreign private issuers, including Kyivstar Group Ltd., to comply with various corporate governance practices. In addition, the Nasdaq rules provide that foreign private issuers may follow home country corporate governance standards, subject to certain exceptions and except to the extent that such exemptions would be contrary to U.S. federal securities laws.

As a foreign private issuer, we intend to follow home country practice in lieu of the following Nasdaq requirements:

•We do not intend to follow Nasdaq Rule 5605(b)(2), which requires that independent directors regularly meet in executive session, where only independent directors are present. The independent directors may choose to meet in executive session at their discretion.
•We do not intend to follow Nasdaq Rule 5635(c), which requires shareholder approval for the establishment of or any material amendments to equity compensation or purchase plans or other equity compensation arrangements.
•We do not intend to follow Nasdaq Rule 5635(d), which requires shareholder approval in order to enter into any transaction, other than a public offering, involving the sale, issuance or potential issuance by a company of common shares (or securities convertible into or exercisable for common shares) equal to 20% or more of the outstanding share capital of the company or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the common shares. We will follow Bermuda law with respect to any requirement to obtain shareholder approval in connection with any private placements of equity securities.
Other than as discussed above, we intend to comply with the rules generally applicable to U.S. domestic companies listed on Nasdaq. We may in the future, however, decide to use other foreign private issuer exemptions with respect to some or all of the other Nasdaq rules. Following home country governance practices may provide less protection than is accorded to investors under Nasdaq rules applicable to domestic issuers.

Although we may rely on certain home country corporate governance practices, we must comply with Nasdaq’s Notification of Noncompliance requirement (Nasdaq Rule 5625) and the Voting Rights requirement (Nasdaq Rule 5640). Further, we must have an Audit Committee that satisfies Nasdaq Rule 5605(c)(3), which addresses Audit Committee responsibilities and authority and requires that the Audit Committee consist of members who meet the independence requirements of Nasdaq Rule 5605(c)(2)(A)(ii).

We intend to take all actions necessary to maintain compliance as a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act of 2002, the rules adopted by the SEC and the Nasdaq corporate governance rules and listing standards.

Because we are a foreign private issuer, our directors and senior management are not subject to short-swing profit rules under Section 16 of the Exchange Act. They are, however, subject to the obligations to report changes in share ownership of our securities under Section 13 and Section 16 of the Exchange Act and related SEC rules.

Controlled Company Status

As of the date of this prospectus, VEON beneficially owns, indirectly, approximately 83.6% of our issued and outstanding Common Shares. As a result of VEON’s ownership, we are a “controlled company” within the meaning of the Nasdaq corporate governance rules. Under these rules, a listed company of which a majority of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements. As a controlled company, available exemptions under the rules will mean that we are not required to comply with certain corporate governance requirements, including that (i) a majority of our Board consists of independent directors, as defined under the Nasdaq listing rules, (ii) our director nominations be made, or recommended to the full Board, by the independent directors or by a Nomination Committee that consists entirely of independent directors and (iii) we have a Remuneration Committee that consists entirely of independent directors. We do not currently intend to, but may in the future, take advantage of some or all of the foregoing exemptions. Therefore, shareholders may not have the same protections afforded to shareholders of companies that are subject to all of these corporate governance requirements. In the event that we cease to be a “controlled company” and our Common Shares continue to be listed on Nasdaq, we will continue to rely on the exemptions afforded to foreign private issuers described above. In the event that we cease to be a “controlled company” and no longer qualify as a foreign private issuer, we will be required to comply with these provisions within the applicable transition periods.

SUMMARY TERMS OF THE OFFERING

The summary below describes the principal terms of the offering. This summary is not complete and does not contain all the information you should consider before investing in our securities. The “Description of Common Shares” and “Description of Warrants” sections of this prospectus contains a more detailed description of our Common Shares and Warrants. Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully read this entire prospectus before investing in our securities, including the sections entitled “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements” and “Incorporation of Certain Information by Reference” in this prospectus, and our consolidated financial statements and notes to those consolidated financial statements.

Resale of Common Shares
Common Shares offered by the Selling Securityholders
We are registering the resale by the Selling Securityholders named in this prospectus, or their permitted transferees, an aggregate of up to 196,241,664 Common Shares consisting of:
•up to 192,967,440 Common Shares held by VEON Amsterdam; and
•up to 3,274,224 Common Shares held by the other Selling Securityholders which are currently registered and remain unsold under the Company’s Prior Registration Statement.

Issuance of Common Shares Upon Exercise of Warrants
Common Shares issuable upon exercise of Warrants	Up to 7,666,528 Common Shares, issuable upon exercise of 7,666,528 Warrants.
General
Common Shares issued and outstanding	231,863,624
Common Shares outstanding and on a fully diluted basis assuming the exercise of all outstanding warrants	239,530,152
Redemption	The Warrants are redeemable in certain circumstances. See “Description of Warrants.”
Terms of the offering	The Selling Securityholders will determine when and how they will dispose of the securities registered for resale under this prospectus.
Use of proceeds
All of the Common Shares offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.
We will receive up to an aggregate of $88,165,072 from the exercise of Warrants, assuming the exercise of all 7,666,528 of our outstanding Warrants for cash at an exercise price of $11.50 per Common Share.

Dividend policy
We have not paid any cash dividends on our equity securities to date. The payment of any cash dividends will be within the discretion of the Board. It is currently not expected that the Board will declare any dividends in the foreseeable future. Further, our ability to declare dividends may be limited by the terms of financing or other agreements entered into by us or our subsidiaries from time to time. We have not identified a paying agent in relation to any payment of cash dividends. See “Description of Common Shares.”

Market for our securities	Our Common Shares and Warrants are listed on Nasdaq under the symbols “KYIV” and “KYIVW,” respectively.
Risk factors
Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in, or that may be incorporated by reference in, this prospectus.

RISK FACTORS

Investing in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risks described under Item 3.D. – “Risk Factors” in our most recent Annual Report on Form 20-F incorporated by reference into this prospectus and in our updates, if any, to those risk factors in our reports on Form 6-K incorporated by reference into this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors described under “Risk Factors” and other information contained in the applicable prospectus supplement before acquiring any of such securities. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

USE OF PROCEEDS

All of the Common Shares offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

We will receive up to an aggregate of $88,165,072 from the exercise of the Warrants at an exercise price of $11.50 per Common Share, assuming the exercise in full of all 7,666,528 of our outstanding Warrants for cash. To the extent that any Warrants are exercised on a “cashless basis” under the limited circumstances in which such exercises are permitted, the amount of cash we would receive from the exercise of the Warrants will decrease. The holders of the Warrants are not obligated to exercise any or all of their Warrants, and there is no assurance that they will elect to do so. We will receive the proceeds from any cash exercise of the Warrants, but not from the sale of the underlying Common Shares following exercise of such Warrants. If the price of our Common Shares is below $11.50 (the exercise price of our Warrants), holders of our Warrants will be unlikely to exercise their Warrants, resulting in little to no cash proceeds to us.

We expect to use the net proceeds from the exercise of the Warrants, if any, for general corporate purposes. We will have broad discretion over the use of any proceeds from the exercise of the Warrants.

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the Common Shares, other than as set forth in the Registration Rights Agreement. We will bear the costs, fees and expenses incurred in effecting the registration of the Common Shares covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and total capitalization as of December 31, 2025.

The information in this table should be read in conjunction with and is qualified by reference to the historical financial statements of the Company as of December 31, 2025 and 2024 and for each year in the three-year period ended December 31, 2025 incorporated by reference into this prospectus, and other financial information incorporated by reference into this prospectus.

As of December 31, 2025
(US$ in millions)
Cash and cash equivalents	455
Indebtedness
Warrants	27
Put option liability	2
Bonds	38
Interest accrued on bonds	2
Lease liabilities	374
Other financial liabilities	16
Loan Note Payable – VEON Amsterdam B.V.	57
Total indebtedness(1)	516

Equity
Issued capital	2
Capital surplus	2,400
Other capital reserves	24
Retained earnings	965
Foreign currency translation	(2,092)
Total equity	1,299
Total capitalization	1,815

(1) Total indebtedness comprised outstanding debt and financial liabilities, including bonds, accrued interest on bonds, lease liabilities, other financial liabilities, loan note payable, Warrants and put option liabilities. Provisions, deferred tax liabilities, trade and other payables and current income tax payables are excluded.

DILUTION

While secondary sales of our Common Shares registered for potential resale and covered by this prospectus will not have a dilutive effect on our shareholders, the potential issuance of up to 7,666,528 Common Shares upon exercise of the Warrants could have a dilutive impact on our shareholders.

Dilution results from the fact that the per share exercise price of our Common Shares is substantially in excess of the net tangible book value attributable to the existing shareholders. Net tangible book value represents the amount of our total assets less our total liabilities, excluding goodwill and other intangible assets. Net tangible book value per Common Share represents net tangible book value attributable to Common Shares divided by 230,863,624, the total number of our Common Shares outstanding as of December 31, 2025. As of December 31, 2025, we had a net tangible book value of approximately $808 million, corresponding to a net tangible book value of approximately $3.50 per share. After assuming (i) the exercise of 7,666,528 Warrants with an exercise price of $11.50 that remain unexercised as of the date of this prospectus and (ii) the receipt of approximately $88.2 million in proceeds from the exercise of the Warrants, our as adjusted net tangible book value as of December 31, 2025 would be approximately $896.2 million or $3.76 per share. This represents an immediate increase in net tangible book value of $0.26 per Common Share to existing shareholders and an immediate dilution of $7.74 to new investors purchasing such Common Shares upon exercise of the Warrants. Dilution for this purpose represents the difference between the price per share paid by these new investors and the net tangible book value per Common Share as of December 31, 2025.

The following table illustrates this dilution to new investors purchasing Common Shares in the offering.

		Warrants
Exercise price		$11.50
Historical net tangible book value per share as of December 31, 2025	$3.50
Increase in net tangible book value per share attributable to this offering	$0.26
As adjusted net tangible book value per share after this offering		$3.76
Dilution in net tangible book value per share to new investors in this offering		$7.74

The dilution information discussed above is illustrative only. The above illustrative calculations do not take into account other sources of dilution, such as dilution resulting from issuances and sales pursuant to the Kyivstar Group Umbrella Incentive Plan or from other transactions, including other financing transactions that we may effectuate and which could result in us issuing additional securities. For more information on risks related to dilution, also see “Risk Factors.” For information that is more recent than our 20-F annual report for the year ended December 31, 2025, and that may be incorporated by reference herein, also see “Incorporation by Reference.”

DESCRIPTION OF COMMON SHARES

Set forth below is a summary of certain information concerning our Common Shares as well as a description of certain material terms of our Bye-Laws and relevant provisions of Bermuda law. Because the following is only a summary, it does not contain all of the information that may be important to you. The following summary is not intended to be complete and is qualified in its entirety by reference to applicable Bermuda law and our Bye-Laws, which have been filed as Exhibit 3.2 to the registration statement of which this prospectus forms a part of.

General

Kyivstar Group Ltd. is an exempted company limited by shares, incorporated under the Bermuda Companies Act on March 7, 2025. Our registered office is located at Victoria Place, 31 Victoria Street, Hamilton HM 10, Bermuda. Our registration number with the Registrar of Companies in Bermuda is 202504557. As set forth in our Memorandum of Association, Kyivstar Group Ltd. was formed with unrestricted business objects, with all the capacity, rights, powers and privileges of a natural person.

Kyivstar Group Ltd. may issue Common Shares from time to time. This description summarizes the material terms of the Common Shares.

As of the date of this prospectus, there were 231,863,624 Common Shares issued and outstanding.

Authorized Share Capital

Kyivstar Group Ltd. was incorporated on March 7, 2025 with an authorized share capital of $2,000,000, divided into 2,000,000,000 Common Shares, with a nominal value of $0.001 each, all of which are designated as Common Shares. On June 13, 2025, the entire issued and unissued share capital of the Company was consolidated on a 10:1 basis into 200,000,000 Common Shares of nominal value $0.01, with no change to the $2,000,000 authorized share capital. On July 8, 2025, Kyivstar Group Ltd. increased its authorized share capital to 265,430,000 Common Shares of nominal value $0.01 by written resolution of its sole shareholder in accordance with our Bye-Laws.

Subject to our Bye-Laws and to any shareholders’ resolution to the contrary, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, for such time as we have authorized but unissued share capital the Board has the power to issue Common Shares on such terms and conditions as the Board may determine. Any increase in our authorized share capital requires the approval of in excess of 50% of the shares voted (a “simple majority”) at a shareholders’ meeting (a “general meeting”).

We may increase, divide, consolidate, change the currency or denomination of or reduce our share capital with the approval of a simple majority of our shareholders voting in general meeting.

We may also purchase our own shares for cancellation or acquire them as treasury shares in accordance with Bermuda law on such terms as the Board may determine. All rights of any share held in treasury are suspended and may not be exercised while the share is held by Kyivstar Group in treasury.

Further, we may, under our Bye-Laws, at any time request any person we have cause to believe is interested in our shares to confirm details of our shares in which that person holds an interest.

Rights of Holders of Common Shares

The holders of Kyivstar Group Ltd. Common Shares are, subject to our Bye-Laws and Bermuda law, generally entitled to enjoy all the rights attaching to Kyivstar Group Ltd. Common Shares detailed below.

Except for treasury shares, each fully paid Kyivstar Group Ltd. Common Share entitles its registered holder to:

•receive notice of, attend and participate in general meetings;

•have one vote per Kyivstar Group Ltd. Common Share on all issues voted upon at a general meeting, except for the purposes of cumulative voting for the election of the Board, in which case each Common Share shall have the same number of votes as the total number of members to be elected to the Board and all such votes may be cast for a single candidate or may be distributed between or among two or more candidates;
•receive dividends approved by the Board (any dividend or other money payable in respect of a share which has remained unclaimed for six years from the date when it became due for payment shall, if the Board so resolves, be forfeited and cease to remain owing by Kyivstar Group);
•in the event of our liquidation, receive a pro rata share of our surplus assets; and
•exercise any other rights of a common shareholder set forth in our Bye-Laws and Bermuda law.

There are no sinking fund provisions attached to any of our shares. Holders of fully paid Common Shares have no further liability to Kyivstar Group Ltd. for capital calls.

Shareholders’ Meetings

Shareholders’ meetings (also known as general meetings) are convened and held in accordance with our Bye-Laws and Bermuda law. Registered holders of shares as of the record date for the shareholder meeting may attend and vote at such shareholder meeting.

Annual General Meeting

Our Bye-Laws and Bermuda law provide that our annual general meeting must be held each year at such time and place as the CEO or the Board may determine and may be held virtually by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously. Presence at such meeting by electronic means constitutes presence “in person” for all general meetings, as provided for in the Bermuda Companies Act.

Convening the annual general meeting requires that 10 clear days’ prior notice be given to each registered shareholder entitled to attend and vote at such annual general meeting. The notice must state the date and time at which the meeting is to be held, that the meeting is to be held virtually or (if held in person) the meeting venue, that the election of directors will take place and, as far as practicable, any other business to be conducted at the meeting.

Under Bermuda law and our Bye-Laws, qualifying shareholders may, at their own expense (unless the company otherwise resolves), require a company to: (a) give notice to all shareholders entitled to receive notice of the annual general meeting of any resolution that the shareholders may properly propose for consideration at the next annual general meeting; and (b) circulate to all shareholders entitled to receive notice of any general meeting a statement in respect of any matter referred to in the proposed resolution or any business to be conducted at such general meeting. The number of shareholders necessary for such a requisition is either: (1) any number of shareholders representing not less than 5.0% of the total voting rights of all shareholders entitled to vote at the meeting to which the requisition relates; or (2) not less than 100 registered shareholders.

Special General Meeting

The CEO or the Board may convene a special general meeting whenever such a meeting is deemed necessary. The Board must also, on the requisition in writing of shareholders holding not less than 10.0% of our paid up voting share capital, convene a special general meeting. Each special general meeting shall be held at such time and place as the CEO or the Board may decide.

Convening a special general meeting requires that 10 clear days’ notice be given to each shareholder entitled to attend and vote at such meeting. The notice must state the date and time at which the meeting is to be held, if the meeting is to be held virtually or (if held in person) the meeting venue and, if possible, the business to be conducted at the meeting.

Our Bye-Laws state that notice for all shareholders’ meetings may be given by:

•delivering such notice to the shareholder in person;
•sending such notice by letter or courier to the shareholder’s address as stated in the register of shareholders;
•transmitting such notice by electronic means in accordance with directions given by the shareholder; or
•accessing such notice on our website.

Shorter Notice for General Meetings

A shorter notice period will not invalidate a general meeting if it is approved by either: (a) in the case of an annual general meeting, all shareholders entitled to attend and vote at the meeting, or (b) in the case of a special general meeting, a majority of shareholders having the right to attend and vote at the meeting and together holding not less than 95.0% in nominal value of the shares giving a right to attend and vote at the meeting. The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any shareholder entitled to receive notice shall not invalidate the proceedings at that meeting.

Postponement or cancellation of general meeting

The Board may postpone or cancel any general meeting called in accordance with the Bye-Laws (other than a meeting requisitioned by shareholders) provided that the notice of postponement or cancellation is given to each shareholder before the time for such meeting.

Quorum

Subject to the Bermuda Companies Act, under Bermuda law and our Bye-Laws, at any general meeting, two or more persons present in person at the start of the meeting and who have the right to attend and vote at the meeting and hold or represent in person or by proxy at least 50.0% of our total issued and outstanding shares at the relevant time will form a quorum for the transaction of business. Participation in a meeting held virtually by means of such telephone, electronic or other communication facilities that permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, shall constitute presence in person at such meeting, as provided for in the Bermuda Companies Act.

If within half an hour from the time the meeting commenced a quorum is not present, then, in the case of a meeting convened on a requisition, the meeting shall be deemed canceled and, in any other case, the meeting shall stand adjourned to the same day one week later, at the same time. The CEO may determine whether the meeting is to be held virtually, or (if held in person) the meeting venue, or if another day or time is more appropriate. If the meeting shall be adjourned to the same day one week later or the CEO shall determine that the meeting is adjourned to a specific date, time and place, it shall not be necessary to give notice of the adjourned meeting other than by announcement at the meeting being adjourned. At such adjourned meeting, that the presence of two or more persons present in person (including by electronic means) at the start of the meeting and having the right to attend and vote at the meeting and hold or represent in person or by proxy at least thirty-three and two-thirds percent (33²⁄₃%) of the total issued voting shares in the Company shall form a quorum for the transaction of business. If the CEO shall determine that the meeting be adjourned to an unspecified date, time or place, fresh notice of the resumption of the meeting shall be given to each shareholder entitled to attend and vote thereat. A meeting may not be adjourned to a day which is more than 90 days after the day originally appointed for the meeting.

Voting

Under Bermuda law, the voting rights of our shareholders are regulated by our Bye-Laws and, in certain circumstances, the Bermuda Companies Act. The registered holders of Common Shares, subject to the provisions of our Bye-Laws, are entitled to one vote per common share, except where cumulative voting applies when electing directors.

Subject to Bermuda law and our Bye-Laws, a resolution may only be put to a vote at a general meeting of any class of shareholders if:

•it is proposed by or at the direction of the Board;
•it is proposed at the direction of a court;
•it is proposed on the requisition in writing of such number of shareholders as is prescribed by, and is made in accordance with, the relevant provisions of the Bermuda Companies Act or our Bye-Laws; or
•the chairman of the meeting in his absolute discretion decides that the resolution may properly be regarded as within the scope of the business of the meeting.

In addition to those matters required by Bermuda law to be approved by a simple majority of shareholders voting at any general meeting, the following actions require the approval of a simple majority of the votes cast at any general meeting:
•any sale of all or substantially all (being in excess of sixty-six and two-thirds percent (66²⁄₃%) by value) of our assets;
•the appointment of an auditor;
•removal of directors; and
•any increase in our authorized share capital beyond its current limits.

Any question proposed for the consideration of the shareholders at any general meeting may be decided by the affirmative votes of a simple majority of the votes cast, except for:

•voting for directors, which requires directors to be elected by cumulative voting at each annual general meeting;
•changes to our Bye-Laws, which require a resolution to be passed by shareholders representing not less than 66 2/3% of the total voting rights of the shareholders who vote in person or by proxy on the resolution;
•any merger, consolidation, amalgamation, conversion, reorganization of share capital (save that the creation of depository interests or similar interests, instruments or securities representing shares shall not constitute a reorganization of capital for these purposes), scheme of arrangement, dissolution or liquidation, which requires a resolution to be passed by shareholders representing not less than 66 2/3% of the total voting rights of the shareholders who vote in person or by proxy on the resolution;
•loans to any director, which require a resolution to be passed by shareholders representing not less than 90.0% of the total voting rights of the shareholders who vote in person or by proxy on the resolution; and
•the discontinuation of Kyivstar Group to a jurisdiction outside Bermuda, which requires a resolution to be passed by shareholders representing not less than 66 2/3% of the total voting rights of the shareholders who vote in person or by proxy on the resolution.

Our Bye-Laws require voting on any resolution at any meeting of the shareholders to be conducted by way of a poll vote. Except where cumulative voting is required for the election of directors, each person present in person (including electronically) and entitled to vote at a meeting of the shareholders shall have one vote for each common share of which such person is the registered holder, or for which such person holds a proxy and such vote shall be counted by ballot or, in the case of a general meeting at which one or more shareholders are present by electronic means, in such manner as the chairman of the meeting may direct. A person entitled to more than one vote need not use all its votes or cast all the votes it uses in the same way.

Transfer Restrictions

For such time as the Common Shares are fully listed on the Nasdaq (or another appointed exchange, as determined from time to time by the Bermuda Monetary Authority), there are no Bermuda law transfer restrictions applicable to the Common Shares. Were any of the Common Shares to not be fully paid, our Bye-Laws permit the Board to decline to register a transfer. At such time as the Common Shares cease to be listed on the Nasdaq (or another appointed exchange, as determined from time to time by the Bermuda Monetary Authority), the Bermuda Exchange

Control Act 1972 and associated regulations require, except in limited circumstances, that the prior consent of the Bermuda Monetary Authority be obtained for any transfers of shares.

Foreign Shareholders

Our Bye-Laws have no requirements or restrictions with respect to foreign ownership of our shares.

Board of Directors

Kyivstar Group Ltd. is governed by the Board who, under our Bye-Laws, may delegate management of the business and affairs of the Company to the CEO and the Officers of the Company under the direction of the Board and on such terms as the Board may from time to time determine. Subject to certain material business decisions that are reserved to the Board, the Board generally delegates day-to-day management of our company to our CEO.

Our Bye-Laws provide that the Board shall consist of such number of directors being not less than five directors and not more than eleven directors, as the Board shall from time to time determine, subject to approval by our shareholders. Our current Board consists of ten (10) directors, all of whom are holding office until our next annual general meeting to take place in 2027.

All directors are elected annually to the Board by our shareholders through cumulative voting at the annual general meeting. Each voting share confers on its holder a number of votes equal to the number of directors to be elected. The holder may cast those votes for candidates in any proportion, including casting all votes for one candidate.

Under our Bye-Laws, the amount of any fees or other remuneration payable to directors is determined by the Remuneration Committee of the Kyivstar Group Board, to which the Kyivstar Group Board can from time to time delegate certain of its responsibility for review and determination of compensation. We may repay to any director such reasonable costs and expenses as he or she may properly incur in the performance of his or her duties.

There is no requirement for the members of the Kyivstar Group Board to own shares. A director who is not a shareholder will nevertheless be entitled to attend and speak at general meetings and at any separate meeting of the holders of any class of shares.

Neither Bermuda law nor our Bye-Laws establish any mandatory retirement age for our directors or executive officers.

Dividends and Dividend Rights

Pursuant to Bermuda law, we are prohibited from declaring or paying a dividend if there are reasonable grounds for believing that (a) we are, or would after the payment be, unable to pay our liabilities as they become due, or (b) the realizable value of our assets would, as a result of the dividend, be less than the aggregate of our liabilities.

The Board may, subject to our Bye-Laws and in accordance with the Bermuda Companies Act, declare a dividend to be paid to the shareholders holding shares entitled to receive dividends, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in shares or other assets, including through the issuance of our Common Shares or other securities, in which case the Board may fix the value for distribution in specie of any assets, shares or securities. We are not required to pay interest on any unpaid dividend.

In accordance with our Bye-Laws, dividends may be declared and paid in proportion to the amount paid up on each share. All our issued shares are currently fully paid. The holders of Common Shares are entitled to dividends if the payment of dividends is approved by the Board.

Dividends unclaimed for a period of six years from the proposed date of payment may be forfeited.

Our Bye-Laws and Bermuda law do not provide for pre-emptive rights of shareholders in respect of any new shares issued by us.

Change of Control

There is no statutory regulation of the conduct of takeover offers and transactions under Bermuda law.

Interested Party Transactions

The Board have the right to approve transactions with interested parties, subject to compliance with Bermuda law and our Bye-Laws. At the earliest possible opportunity, all directors’ interests must be fully disclosed, and in any event, prior to consideration by or voting on the transaction by the Board.

Liquidation Rights

If Kyivstar Group Ltd. is wound up, the liquidator may, with the sanction of a special resolution of the shareholders, divide among the shareholders in specie or in kind the whole or any part of our assets (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

The liquidator may, with the same sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the shareholders as the liquidator thinks fit, but so that no shareholder may be compelled to accept any shares or other securities or assets on which there is any liability.

The holders of Common Shares, in the event of our winding-up or dissolution, are entitled to our surplus assets in respect of their holdings of Common Shares, pari passu and pro rata to the number of Common Shares held by each of them.

Register of Members

All of our issued Common Shares are registered on the Kyivstar Group Ltd. register of members in accordance with applicable Bermuda law. Kyivstar Group Ltd. has notified the Registrar of Companies in Bermuda that a branch register of members of the company is maintained by the Transfer Agent, as permitted under the Bermuda Companies Act. Subject to the foregoing, the register of members of a company is generally open to inspection by shareholders and by members of the general public without charge. The register of members is required to be open for inspection for not less than two hours in any business day (subject to the ability of a company to close the register of members for not more than 30 days in a year). A company is required to keep at its registered office a register of directors and officers that is open for inspection for not less than two hours in any business day by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

Differences in Company Law

Bermuda companies are governed by the Bermuda Companies Act. The Bermuda Companies Act is modeled on English Law, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Duties of Directors

The Bermuda Companies Act authorizes the directors of a company, subject to such company’s bye-laws, to exercise all powers of the company except those that are required by the Bermuda Companies Act or the company’s bye-laws to be exercised by the shareholders of the company. Our Bye-Laws provide that our business is to be managed by the Board. In accordance with Bermuda law, members of a board of directors owe a fiduciary duty to the company to act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. Amongst others, the directors’ fiduciary duty includes the following essential elements:

•a duty to act in good faith in the best interests of the company;

•a duty not to make a personal profit from opportunities that arise from the office of director;

•a duty to avoid situations in which there is an actual or potential conflict between a personal interest or the duties owed; and

•a duty to exercise powers for the purpose for which such powers were intended.

The Bermuda Companies Act imposes a statutory duty on directors and officers of a Bermuda company:

•to act honestly and in good faith with a view to the best interests of the company; and

•to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

The Bermuda Companies Act also imposes various duties on directors and officers of a company with respect to certain matters of management and administration of such company.

Under Bermuda law, directors and officers generally owe fiduciary duties to the company itself, not to the company’s individual shareholders or members, creditors, or any class of shareholders, members or creditors. Our shareholders may not have a direct cause of action against our directors.

Under Delaware law, the business and affairs of a company are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the company and a fiduciary duty of loyalty to act in the best interests of its shareholders. The duty of care requires that a director act in good faith, in an informed and deliberative manner, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of care also requires that directors exercise a duty of oversight, which requires directors to attempt in good faith to assure that the company implements adequate reporting and information systems and controls. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the company. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the company and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the company, per the “business judgment rule.” However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the company. Notwithstanding the foregoing, Delaware courts subject directors’ conduct to enhanced scrutiny in certain situations, including in connection with self-interested or related party transactions, when the board of directors takes certain defensive actions, and in connection with a sale of control of the company.

Interested Directors

Bermuda law provides that a transaction entered into by Kyivstar Group Ltd. in which a director has an interest will not be voidable by Kyivstar Group Ltd. and such director will not be liable to us for any profit realized pursuant to such transaction as a result of such interest, provided always that the nature of the interest is fairly disclosed at the first opportunity, either at a meeting of directors or in writing to the directors. While we are not aware of any Bermuda case law on the meaning of “first opportunity,” a Bermuda court will likely employ a practical interpretation of those words.

Subject to the Nasdaq rules and applicable U.S. securities laws, our Bye-Laws provide that having fully declared and disclosed any interest at the earliest opportunity and prior to any discussion of, or voting on, such transaction or matter by the Board, the Kyivstar Group Ltd. director may nevertheless vote thereon.

Under Delaware law, such transaction in which a director has a direct or indirect financial or other interest would not be voidable if: (i) the material facts as to such interested director’s relationship or interests in such transaction are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors; (ii) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote on the matter; or (iii) the transaction is fair as to the company as of the time it is authorized, approved or ratified. Under Delaware law, such interested director could be held liable for a transaction in which such director derived an improper personal benefit.

Voting Rights and Quorum Requirements

Under Bermuda law, the voting rights of our shareholders are regulated by our Bye-Laws and, in certain circumstances, the Bermuda Companies Act. Subject to the Bermuda Companies Act and unless otherwise specified in our Bye-Laws, any question properly proposed for the consideration of the shareholders at any general meeting shall be decided by the affirmative vote of a simple majority of the votes cast and entitled to vote on the matter, and in the case of an equality of votes, the chairman of such meeting shall not be entitled to a second or casting vote and the resolution shall fail. Any individual who is a registered holder of our shares and who is present at a meeting may vote in person, as may any corporate shareholder that is represented by a duly authorized representative at a meeting of shareholders, provided that the instrument appointing the corporate representative is in a form approved by our Board. Our Bye-Laws also permit attendance at general meetings by proxy, provided that the instrument appointing the proxy is in the form approved by our Board.

The quorum necessary for transacting business at a meeting of the holders of Common Shares is the presence in person (including by electronic means) of holders holding at least fifty percent (50%) (or thirty-three and two-thirds percent (33²⁄₃%) at any adjourned meeting) of the issued Common Shares. If within half an hour from the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on a requisition, the meeting shall be deemed cancelled and, in any other case, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the CEO may determine. If the meeting shall be adjourned to the same day one week later or the CEO shall determine that the meeting is adjourned to a specific date, time and place, it shall not be necessary to give notice of the adjourned meeting other than by announcement at the meeting being adjourned.

Under Delaware law, unless otherwise provided in a company’s certificate of incorporation, each shareholder is entitled to one vote for each share of stock held by the shareholder. Delaware law provides that unless otherwise provided in a company’s certificate of incorporation or bylaws, a majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum at a meeting of shareholders. In matters other than the election of directors, with the exception of special voting requirements related to extraordinary transactions, and unless otherwise provided in a company’s certificate of incorporation or bylaws, the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at a meeting in which a quorum is present is required for shareholder action, and the affirmative vote of a plurality of shares present in person or represented by proxy and entitled to vote at the meeting is required for the election of directors.

 Amalgamations, Mergers and Similar Arrangements

The amalgamation or merger of a Bermuda company with another company or corporation (other than, in limited circumstances, certain affiliated companies) requires the amalgamation or merger agreement first to be approved by the company’s board of directors and also by its shareholders. Our Bye-Laws mandate the approval of 66 2/3% of the shareholders voting at a general meeting for an amalgamation or merger agreement to be approved.

Under Bermuda law, in the event of an amalgamation or merger of a Bermuda company with another company or corporation, a shareholder of the Bermuda company who did not vote in favor of the amalgamation or merger and is not satisfied that fair value has been offered for such shareholder’s shares may, within one month of notice of the shareholders meeting, apply to the Supreme Court of Bermuda to appraise the fair value of those shares.

Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the issued and outstanding shares entitled to vote on such transaction. A shareholder of a company participating in certain merger and consolidation transactions may, under certain circumstances, be entitled to appraisal rights, such as having a court determine the fair value of the stock or requiring the company to pay such value in cash. However, such appraisal right is not available to shareholders if the stock received in such transaction is listed on a national securities exchange, including Nasdaq.

Acquisitions

Under Bermuda law, an acquiring party is generally able to acquire compulsorily the common shares of minority holders of a company in the following ways:

•By a court-approved procedure under the Bermuda Companies Act known as a “scheme of arrangement.” The Bermuda Companies Act enables the Supreme Court of Bermuda to approve a scheme of arrangement between a company and its shareholders or any class of shareholders. If the requisite majority (being a majority in number of shareholders representing 75% in value and a majority in number) agrees to the acquisition of their shares pursuant to the terms of the scheme, and the Supreme Court sanctions the scheme, the remaining shares can be compulsorily acquired. Schemes may provide for the target’s shares to be either transferred or cancelled, but unlike a transfer scheme, a cancellation scheme requires the company to pass a solvency test prior to acquiring the shares for cancellation. In either case, dissenting shareholders do not have express statutory appraisal rights although shareholders have a right to appear at the hearing, and the Supreme Court will only sanction a scheme if the Supreme Court is satisfied that the scheme is fair. Shares owned by the acquirer can be voted to approve the scheme, but the Supreme Court will be concerned to see that the shareholders approving the scheme are fairly representative of the general body of shareholders.

•If the acquiring party is a company, by acquiring pursuant to a tender offer 90% of the shares or class of shares not already owned by, or by a nominee for, the acquiring party (the “offeror”), or any of its subsidiaries. If an offeror has, within four months after the making of an offer for all the shares or class of shares not owned by, or by a nominee for, the offeror, or any of its subsidiaries, obtained the approval of the holders of 90% or more of all the shares to which the offer relates, the offeror may, at any time within two months beginning with the date on which the approval was obtained, by notice compulsorily acquire the shares of any non-tendering shareholder on the same terms as the original offer unless the Supreme Court of Bermuda (on application made within a one-month period from the date of the offeror’s notice of its intention to acquire such shares) orders otherwise.

•Where the acquiring party or parties hold not less than 95% of the shares or a class of shares of the company, by acquiring, pursuant to a notice given to the remaining shareholders or class of shareholders, the shares of such remaining shareholders or class of shareholders. When this notice is given, the acquiring party is entitled and bound to acquire the shares of the remaining shareholders on the terms set out in the notice, unless a remaining shareholder, within one month of receiving such notice, applies to the Supreme Court of Bermuda for an appraisal of the value of their shares. This provision only applies where the acquiring party offers the same terms to all holders of shares whose shares are being acquired.

Delaware law provides that a parent corporation, by resolution of its board of directors and without any shareholder vote, may merge with or into any subsidiary of which it owns at least 90% of each class of its capital stock. Upon any such merger, and in the event the parent corporation does not own all of the stock of the subsidiary, dissenting shareholders of the subsidiary are entitled to certain appraisal rights. Delaware law also provides, subject to certain exceptions, that if a person acquires 15% of voting stock of a company, the person is an “interested shareholder” and may not engage in “business combinations” with the company for a period of three years from the time the person acquired 15% or more of voting stock.
Dissenters’ Rights of Appraisal

Under Bermuda law, in the event of an amalgamation or merger of a Bermuda company with another company or corporation, a shareholder of the Bermuda company who did not vote in favor of the amalgamation or merger and who is not satisfied that fair value has been offered for such shareholder’s shares may, within one month of notice of the shareholders’ meeting, apply to the Supreme Court of Bermuda to appraise the fair value of those shares. Under Bermuda law, each share of an amalgamating or merging company carries the right to vote in respect of an amalgamation or merger whether or not it otherwise carries the right to vote.

In addition, any minority shareholder receiving notice that the holders of 95% or more of a company’s shares or class of shares intend to compulsorily acquire the minority shareholder’s shares may, within one month of receiving the notice, apply to the Supreme Court of Bermuda to appraise the value of the shares.

Appraisal rights are available under Delaware law for any class or series of common shares of a corporation in a merger or consolidation, subject to limited exceptions, such as a merger or consolidation of corporations listed on a national securities exchange in which listed stock is the offered consideration.

Derivative Shareholder Claims

Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda Supreme Court will generally not accept that a holder of Common Shares has the right to bring such a claim directly unless:

•the act complained of is ultra vires or illegal and not capable of ratification by the majority of other holders of common shares;

•the act complained of constitutes a fraud on the minority where the wrongdoers control the company;

•the act complained of constitutes an infringement of individual rights of shareholders, such as the right to vote; or

•where the company has not complied with provisions requiring that the relevant act be approved by shareholders.

Additionally, the Bermuda Companies Act provides that a shareholder is permitted to apply to the Bermuda Supreme Court to wind up Kyivstar Group Ltd. in certain limited circumstances if the court is of the opinion that it is “just and equitable” to do so, including where there has been some fraud or illegality. However, this statutory provision is seldom utilized.

Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

Indemnification of Directors and Officers

Section 98 of the Bermuda Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Bermuda Companies Act. Section 98 of the Bermuda Companies Act further provides that a company may advance moneys to an officer or auditor for the costs, charges and expenses incurred by the officer or auditor in defending any civil or criminal proceedings against them, on condition that the officer or auditor shall repay the advance if any allegation of fraud or dishonesty is proved against them.

Other than any indemnification or purported indemnification of a Kyivstar Group Ltd. director or officer for fraud or dishonesty, which shall be void, our Bye-Laws permit the indemnification of the Kyivstar Group Ltd. directors and officers in respect of all actions, costs, charges, liabilities, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of the Kyivstar Group Ltd. business, or their duty, or supposed duty, or in their respective offices or trusts. Our Bye-Laws additionally provide that each holder of Common Shares agrees to waive any claim or right of action such shareholder might have, whether individually or by or in the right of Kyivstar Group Ltd., against any Kyivstar Group Ltd. director or officer on account of any action taken by such Kyivstar Group Ltd. director or officer, or the failure of such Kyivstar Group Ltd. director or officer to take any action in the performance of his or her duties with or for us or any of our subsidiaries, provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty in relation to us which may attach to such Kyivstar Group Ltd. director or officer. Our Bye-Laws further provide that we may advance money to a Kyivstar Group Ltd. director or officer for the costs, charges and expenses incurred by such director or officer in defending any civil or criminal proceedings against him, on condition that he/she shall repay the advance if any allegation of fraud or dishonesty is proved against him/her.

Under Delaware law, a corporation may include in its certificate of incorporation a provision that, subject to the limitations described below, eliminates or limits director liability to the corporation or its shareholders for monetary damages for breaches of their fiduciary duty of care. Under Delaware law, a director’s liability cannot be eliminated or limited for: (i) breaches of the duty of loyalty; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) the payment of unlawful dividends or expenditure of funds for unlawful stock purchases or redemptions; or (iv) transactions from which such director derived an improper personal benefit.

Delaware law provides that a corporation may indemnify a director, officer, employee or agent of the corporation against any liability or expenses incurred in any civil, criminal, administrative or investigative proceeding if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful, except that in any action brought by or in the right of the corporation, such indemnification may be made only for expenses (not judgments or amounts paid in settlement) and may not be made even for expenses if the officer, director or other person is adjudged liable to the corporation (unless otherwise determined by the court). In addition, under Delaware law, to the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to above, he or she must be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by that party. Furthermore, under Delaware law, a corporation is permitted to maintain directors’ and officers’ insurance.

Meeting of Shareholders

The Bermuda Companies Act requires an annual meeting of shareholders unless waived by a unanimous resolution of the Board and of all of our shareholders. Kyivstar Group Ltd. is required to convene a general meeting of the holders of Common Shares at least annually on at least 10 clear days’ notice. The annual general meeting will be held in each year at such time and place as the CEO or the Board determines.

A general meeting of shareholders, including the annual general meeting may be held by such electronic means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and electronic participation in such a meeting shall constitute presence in person at such meeting.

The quorum necessary for transacting business at the Kyivstar Group Ltd. annual general meeting is the presence in person (including by electronic means) of holders holding at least fifty percent (50%) (or thirty-three and two-third percent (33²⁄₃%) at any adjourned meeting) of the issued Common Shares.

At the Kyivstar Group Ltd. annual general meeting, the Kyivstar Group Ltd. directors shall be elected or re-elected by cumulative voting, and the holders of Common Shares shall vote on such other matters as detailed in the notice convening the Kyivstar Group Ltd. annual general meeting and such other business as may properly be brought before the annual general meeting.

Under our Bye-Laws, shareholder meetings other than the annual general meeting are classed as Special General Meetings. A special general meeting of shareholders may be held when the Board or the Kyivstar Group Ltd. CEO, in their judgment, decide that such a meeting is necessary. In addition, under the Bermuda Companies Act, the Board shall, on the requisition of shareholders holding at the date of the deposit of the requisition not less than ten percent (10%) of the issued Common Shares, forthwith proceed to convene a special general meeting and the provisions of the Bermuda Companies Act shall apply. Each special general meeting shall, subject to the Bermuda Companies Act and our Bye-Laws, be held at such time and place as the CEO or the Board shall appoint.

Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of shareholders.

Notice of Shareholder Meetings

Bermuda law and our Bye-Laws require that at least 10 clear days’ advance notice of any general meeting (other than an adjourned meeting) shall be given to each registered holder of Common Shares entitled to attend and vote thereat, stating the date and time at which the meeting is to be held, and stating (to the extent possible) the business to be conducted at such meeting. Notice of meetings may be delivered in person, in writing delivered by mail or courier to the address of the Common Shares detailed on the Kyivstar Group Ltd. register of members, electronically, or by being posted on a website.

The Board may postpone or cancel any general meeting called in accordance with our Bye-Laws (other than a meeting requisitioned under our Bye-Laws) provided that notice of postponement or cancellation is given to each shareholder eligible to vote thereat before the time for such meeting. Fresh notice of the date, time and place for a postponed meeting shall be given to the shareholders eligible to vote at such postponed meeting in accordance with our Bye-Laws.

Under Delaware law, a company is generally required to give written notice of any meeting not less than ten days or more than sixty days before the date of the meeting to each shareholder entitled to vote at the meeting.

Dividends and Other Distributions

Under Bermuda law, a company may not declare or pay a dividend, or make a distribution out of contributed surplus, if there are reasonable grounds for believing that (i) it is, or would after the payment be, unable to pay its liabilities as they become due; or (ii) the realizable value of its assets would thereafter be less than its liabilities. “Contributed surplus” is defined for purposes of Section 54 of the Bermuda Companies Act to include the proceeds arising from donated shares, credits resulting from the redemption or conversion of shares at less than the amount set up as nominal capital, and donations of cash and other assets to the company.

Under Delaware law, subject to any restrictions contained in the company’s certificate of incorporation, a company may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. Delaware law also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

Inspection of Corporate Records

The register of holders of Common Shares shall be open to inspection without charge at the Kyivstar Group Ltd. registered office in Bermuda, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection. Other than the documents filed with the Bermuda Registrar of Companies under the Bermuda Companies Act, holders of Common Shares have no additional rights to inspect the other books and records of Kyivstar Group Ltd. The Register of Shareholders may, after notice has been given in accordance with the Bermuda Companies Act, be closed for any time or times not exceeding in the whole 30 days in each year.

Delaware law requires that a company, within ten days before a meeting of shareholders, prepare and make available a complete list of shareholders entitled to vote at the meeting. This list must be open to the examination of any shareholder for any purpose relating to the meeting for a period of at least ten days prior to the meeting, either on a reasonably accessible electronic network or during ordinary business hours at the principal place of business of the company. Delaware law also permits a shareholder to inspect the company’s books and records if the shareholder can establish that he or she is a shareholder of the company, that the shareholder has complied with Delaware law with respect to the form and manner of making demand for inspection of corporate records, and that the inspection by the shareholder is for a proper purpose.

Shareholder Proposals

Under Bermuda law, upon the requisition in writing of such number of shareholders as is hereinafter specified and at their own expense (unless the company otherwise resolves), the company will be required to: (i) give notice to all shareholders entitled to receive notice of the annual general meeting of any resolution which may properly be moved and is intended to be moved at the next annual general meeting; and/or (ii) circulate to all shareholders entitled to receive notice of any general meeting a statement of not more than one thousand words with respect to the matter referred to in any proposed resolution or any business to be conducted at such general meeting. The number of shareholders necessary for a requisition under the foregoing sentence is (x) either any number of shareholders representing not less than 5% of the total voting rights of all members having at the date of the requisition a right to vote at that meeting to which the requisition relates; or (y) not less than one hundred shareholders.

Delaware law does not include a provision restricting the manner in which nominations for directors may be made by shareholders or the manner in which business may be brought before a meeting, although restrictions may be included in a Delaware corporation’s certificate of incorporation or bylaws.

Amendment of Memorandum of Association/Certificate of Incorporation

Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. Certain amendments to the memorandum of association may require approval of the Bermuda Minister of Finance, who may grant or withhold approval at his or her discretion.

Under Bermuda law, the holders of an aggregate of not less than 20% in par value of a company’s issued share capital have the right to apply to the Bermuda courts for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company’s share capital as provided in the Bermuda Companies Act. When such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the memorandum of association must be made within 21 days after the date on which the resolution altering the company’s memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their designees as such holders may appoint in writing for such purpose. No application may be made by the shareholders voting in favor of the amendment.

Under Delaware law, amendment of the certificate of incorporation, which is the equivalent of a memorandum of association, of a company must be made by a resolution of the board of directors setting forth the amendment, declaring its advisability, and either calling a special meeting of the shareholders entitled to vote or directing that the proposed amendment be considered at the next annual meeting of the shareholders. Delaware law requires that, unless a greater percentage is provided for in the certificate of incorporation, a majority of the outstanding voting power of the corporation is required to approve the amendment of the certificate of incorporation at the shareholders’ meeting. If the amendment would alter the number of authorized shares or par value or otherwise adversely affect the powers, preferences or special rights of any class of a company’s stock, the holders of the issued and outstanding shares of such affected class, regardless of whether such holders are entitled to vote by the certificate of incorporation, are entitled to vote as a class upon the proposed amendment. However, the number of authorized shares of any class may be increased or decreased, to the extent not falling below the number of shares then outstanding, by the affirmative vote of the holders of a majority of the stock entitled to vote, if so provided in the company’s original certificate of incorporation.

Amendment of Bye-Laws

Amendments to our Bye-Laws may only be effected by resolution of the Board, followed by a special resolution of the holders of Common Shares at a general meeting, being the affirmative vote of the holders of Common Shares representing not less than sixty six and two-thirds percent (66²⁄₃%) of the total voting rights of the Kyivstar Group Ltd. shareholders who (being entitled to do so) vote in person or by proxy on the resolution at such general meeting (a “Kyivstar Group Ltd. Special Resolution”).

Under Delaware law, unless the certificate of incorporation or bylaws provide for a different vote, holders of a majority of the voting power of a corporation and, if so provided in the certificate of incorporation, the directors of the corporation have the power to adopt, amend and repeal the bylaws of a corporation.

Dissolution

Under Bermuda law, a solvent company may be wound up by way of a shareholders’ voluntary liquidation. Prior to the company entering liquidation, a majority of the directors are each required to make a statutory declaration, which states that the directors have made a full inquiry into the affairs of the company and have formed the opinion that the company will be able to pay its debts within a period of 12 months of the commencement of the winding-up and must file the statutory declaration with the Registrar of Companies in Bermuda. A special general meeting is required to be convened primarily for the purposes of passing a resolution that the company be wound up voluntarily and appointing a liquidator. The winding-up of the company is deemed to commence at the time of the passing of the shareholder resolution.

Voluntary liquidation of Kyivstar Group Ltd. shall require the approval of a resolution of the Board and a Kyivstar Group Ltd. Special Resolution passed at a special general meeting of the holders of Common Shares.

Under Delaware law, a corporation may voluntarily dissolve (i) if a majority of the board of directors adopts a resolution to that effect at any meeting called for such purpose and the holders of a majority of the issued and outstanding shares entitled to vote thereon vote for such dissolution; or (ii) if all shareholders entitled to vote thereon consent in writing to such dissolution.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Shares is Continental Stock Transfer & Trust Company.

Listing

Our Common Shares are listed on Nasdaq under the symbol “KYIV.”

DESCRIPTION OF WARRANTS

The following summary of the material terms of our Warrants is not intended to be complete and is qualified by reference to the Bye-Laws and the Warrant-related documents described herein which are exhibits to the registration statement of which this prospectus is a part. We urge you to read each of the Bye-Laws and the Warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities.

Warrants

As of the date of this prospectus, there were 7,666,528 Warrants outstanding. Upon the consummation of the Business Combination, each Cohen Circle public warrant outstanding immediately prior to such Business Combination was assumed by us and converted into a Warrant. As of the closing date of the Business Combination, there were 7,666,667 Warrants issued and outstanding. Each Warrant continues to have and be subject to substantially the same terms and conditions as were applicable to such Cohen Circle public warrant immediately prior to the consummation of the Business Combination (including any redemption rights and cashless exercise provisions). Each Warrant entitles the holder thereof the right to acquire one Common Share at an exercise price of $11.50 per share (subject to adjustments) from thirty (30) days after the closing date of the Business Combination and will expire five (5) years after the completion of the Business Combination, or earlier upon redemption or liquidation.

Redemption of Warrants

Not less than all of the outstanding Warrants may be redeemed, at our option, at any time while they are exercisable and prior to their expiration, at the office of the Warrant agent, upon notice to the registered holders of the Warrants, at a redemption price of $0.01 per Warrant; provided that (a) the last reported sales price of our Common Shares for any twenty (20) Trading Days (as defined in the Warrant Agreement) within the thirty (30) Trading-Day period ending on the third Trading Day prior to the date on which notice of the redemption is given equals or exceeds $18.00 per Common Share (subject to adjustment), and (b) there is an effective registration statement covering the issuance of the Common Shares issuable upon exercise of the Warrants, and a current prospectus relating thereto, available throughout the period of not less than thirty (30) days prior to the redemption date or we have elected to require the exercise of the Warrants on a “cashless basis” pursuant to the terms of the Warrant Agreement.

In the event that we elect to redeem the Warrants, we shall fix a date for redemption (the “Warrant Redemption Date”). Notice of redemption shall be mailed by first class mail, postage prepaid, by us not less than thirty (30) days prior to the Warrant Redemption Date to the registered holders of the Warrants to be redeemed at their last addresses as they shall appear on the registration books. Any notice mailed in the manner provided in the Warrant Agreement shall be conclusively presumed to have been duly given whether or not the registered holder received such notice.

The Warrants may be exercised for cash (or on a “cashless basis” pursuant to the terms of the Warrant Agreement, if applicable) at any time after the notice of redemption shall have been given by us and prior to the Warrant Redemption Date. In the event that we determine to redeem the Warrants or require all holders of Warrants to exercise their Warrants on a “cashless basis” pursuant to the terms of the Warrant Agreement, the notice of redemption shall contain instructions on how to calculate the number of Common Shares to be received upon exercise of the Warrants. On and after the Warrant Redemption Date, the record holder of the Warrants shall have no further rights except to receive, upon surrender of the Warrants, the price per Warrant at which any Warrants are redeemed.

Transfer Agent and Warrant Agent

The transfer agent and registrar for our Warrants is Continental Stock Transfer & Trust Company.

Listing

Our Warrants are listed on Nasdaq under the symbol “KYIVW.”

SELLING SECURITYHOLDERS

This prospectus relates to the offer and sale, from time to time, by the selling shareholders named herein or their pledgees, donees, transferees, or other successors in interest (collectively, the “Selling Securityholders”), of up to 196,241,664 Common Shares, as described below.

The Common Shares to be offered and sold by the Selling Securityholders under this prospectus include (i) 3,218,634 Common Shares originally issued to the Sponsors in connection with the Business Combination, (ii) 55,590 Common Shares issued to the Non-Redeeming Shareholders pursuant to the terms of the Non-Redemption Agreement, and (iii) 192,967,440 Common Shares held by VEON Amsterdam, which is the beneficial owner of a majority of our Common Shares.

The following table sets forth the names of each Selling Securityholder, the number of Common Shares owned by such Selling Securityholder as of the date of this prospectus, the maximum number of Common Shares (assuming exercise of any Warrants beneficially owned by such Selling Securityholder) which may be offered by such Selling Securityholder pursuant to this prospectus, and the number and percentage of Common Shares to be beneficially owned by such Selling Securityholder assuming all of the Common Shares which may be offered by such Selling Securityholder pursuant to this prospectus are sold.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of their Common Shares. The Selling Securityholders may offer all or part of the Common Shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. Because the Selling Securityholders may offer all, some or none of their Common Shares, no definitive estimate as to the number of Common Shares that will be held by the Selling Securityholders after an offering can be provided. A Selling Securityholder may sell or otherwise transfer all, some or none of such securities in any offering. See “Plan of Distribution.” We will not receive any of the proceeds from the sale of the Common Shares sold by the Selling Securityholders, including any Common Shares sold by VEON Amsterdam.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. Therefore, beneficial ownership of the Common Shares by each Selling Securityholder includes Common Shares underlying any securities held by such Selling Securityholder (such as the Warrants) that are currently exercisable or convertible, or exercisable or convertible within sixty (60) days.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to Common Shares beneficially owned by them.

Except as described in the footnotes to the table below, none of the Selling Securityholders has held any position or office or has had any other material relationship with us or any of our affiliates within the past three years other than as a result of his or her ownership of shares of equity securities. This information is based upon information provided by the Selling Securityholders. Selling Securityholders information for each additional Selling Securityholders, if any, will be set forth in a prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s Common Shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholders and the number of Common Shares registered on its behalf.

Name of Selling Securityholder	Common Shares Owned Before the Offering(1)	Percentage of Common Shares Owned Before the Offering(2)	Common Shares to be Sold(3)	Common Shares Owned After the Offering	Percentage of Common Shares Owned After the Offering
VEON Amsterdam B.V.(4)	192,967,440	83.6%	192,967,440	—	*
Cohen Circle Sponsor I, LLC(5)	713,194	*	713,194	—	*
Cohen Circle LLC(6)	1,051,712	*	1,051,712	—	*
Former members of Cohen Circle Advisors I, LLC(7)	460,140	*	460,140	—	*
HEPCO FAMILY TRUST DTD 4/28/11(8)	48,692	*	48,692	—	*
Linden Capital L.P.(9)	71,373	*	54,484	16,889	*
Verition Multi-Strategy Master Fund LTD(10)	336,855	*	193,948	142,907	*
Entities affiliated with Magnetar(11)	64,482	*	64,482	—	*
Entities affiliated with Kepos(12)	54,482	*	54,482	—	*
Entities affiliated with AQR(13)	207,737	*	54,484	153,253	*
Polar Multi Strategy Master Fund(14)	54,484	*	54,484	—	*
AIMCO (Alberta Investment Management Corporation)(15)	934,500	*	193,948	740,552	*
Spac Sponsor Capital Access(16)	35,726	*	35,726	—	*
Entities affiliated with Harraden Circle(17)	54,484	*	54,484	—	*
Entities affiliated with Picton Mahoney(18)	27,240	*	27,240	—	*
CSS, LLC(19)	527,962	*	27,242	500,720	*
The K2 Principal Fund L.P.(20)	11,992	*	11,992	—	*
Context Partners Master Fund, L.P.(21)	27,242	*	27,242	—	*
Marlton Partners L.P.(22)	8,932	*	8,932	—	*
Nautilus Master Fund, L.P.(23)	27,242	*	27,242	—	*
YA II PN, Ltd.(24)	54,484	*	54,484	—	*
Sona Blue Peak(25)	245,310	*	2,907	242,403	*
Sona Capital Solutions II SCSp(26)	403,902	*	52,683	351,219	*
________
(1)The number of Common Shares listed for each Selling Securityholder is based on the Common Shares held by such Selling Securityholder as a registered shareholder of the Company as of the date of this prospectus, but assumes the exercise of all Warrants held by such Selling Securityholder as of the date of this prospectus, if any.
(2)*Indicates less than 1% of the total outsanding Common Shares as of the date of this prospectus.
(3)The number of Common Shares to be sold includes the Common Shares offered hereby that are held by such Selling Securityholder as of the date of this prospectus, but excludes the number of Common Shares issuable upon the exercise of Warrants held by such Selling Securityholder, if any.
(4)The sole shareholder of VEON Amsterdam is VEON Ltd., a publicly-traded company on NASDAQ with no controlling shareholder and managed by a board of seven directors as of the date of this prospectus. The board of directors of VEON Amsterdam, which consists of three directors as of the date of this prospectus, have direct voting and disposition powers with respect to the securities owned by VEON Amsterdam. The registered business address of all of the foregoing persons is c/o VEON Ltd., Index Tower (East Tower), Unit 1703, Dubai (DIFC), United Arab Emirates.
(5)The Sponsor’s executive office address is 2929 Arch Street, Suite 1703, Philadelphia, PA 19104. The Sponsor is managed by Betsy Cohen, and Ms. Cohen disclaims beneficial ownership of these securities, except to the extent of her pecuniary interest therein.
(6)Cohen Circle LLC is a wholly-owned subsidiary of Cohen Circle Holdings, LLC, which is owned and managed by the following members: Daniel Cohen, Betsy Cohen, Amanda Abrams and DGC Family FinTech Trust. Raphael Licht and Jeffrey Blomstrom are co-trustees of the DGC Family FinTech Trust. The business address for Cohen Circle LLC is 2929 Arch Street, Suite 1703, Philadelphia, PA 19104.
(7)Represents shares held by 14 selling securityholders not listed above. These holders received their shares as members of Cohen Circle Advisors I, LLC, and, as a group, they own less than one percent (1%) of our outstanding Common Shares prior to this offering. The busines address for the foregoing selling securityholders is 2929 Arch Street, Suite 1703, Philadelphia, PA 19104.
(8)Jonathan Cohen is the beneficial owner of the securities held by Hepco Family Trust. The business address for Hepco Family Trust is 1107 Fifth Avenue, Apt. 7S, New York, NY 10128.
(9)Consists of (i) 54,484 Common Shares held as of the date of this prospectus and (ii) 16,899 Common Shares issuable upon exercise of Warrants. The securities held by Linden Capital L.P. are indirectly held by Linden Advisors LP (the investment manager of Linden Capital L.P.), Linden GP LLC (the general partner of Linden Capital L.P.), and Mr. Siu Min (Joe) Wong (the principal owner and the controlling person of Linden Advisors LP and Linden GP LLC). Linden Capital L.P., Linden Advisors LP, Linden GP LLC and Mr.

Wong share voting and dispositive power with respect to the securities held by Linden Capital L.P. The address of Linden Capital L.P. is c/o Linden Advisors LP, 590 Madison Avenue, Floor 32, New York, NY 10022.
(10)Nicholas Maounis through ownership of the managing member of Verition Fund Management LLC, investment manager of Verition Multi-Strategy Master Fund Ltd., may be deemed to have voting and investment control with respect to these securities. Verition Fund Management LLC, its managing member and Mr. Maounis disclaim beneficial ownership over these securities, except to the extent of their pecuniary interest therein. The address of Verition Multi-Strategy Master Fund Ltd is One American Lane, Greenwich, CT 06831.
(11)Magnetar Financial LLC (“MFL”) serves as investment manager of Magnetar Xing He Master Fund Ltd, Magnetar Alpha Star Fund LLC, Magnetar Constellation Master Fund Ltd, and Magnetar SC Fund Ltd. MFL is the general partner of Magnetar Structured Credit Fund, LP and the manager of Magnetar Lake Credit Fund LLC (together with all of the foregoing funds, the “Magnetar Funds”). In such capacities, MFL exercises voting and investment power over the securities listed above held for the accounts of the Magnetar Funds. MFL is a registered investment adviser under Section 203 of the Investment Advisers Act of 1940, as amended. Magnetar Capital Partners LP (“MCP”), is the sole member and parent holding company of MFL. Supernova Management LLC (“Supernova”), is the sole general partner of MCP. The administrative manager of Supernova is David J. Snyderman, a citizen of the United States of America. Each of the Magnetar Funds, MFL, MCP, Supernova and David J. Snyderman disclaim beneficial ownership of these securities except to the extent of their pecuniary interest in the securities. Shares shown include only the securities being registered for resale and may not incorporate all interests deemed to be beneficially held by the registered holders described above or by other investment funds managed or advised by MFL. The address of the Magnetar Funds is 1603 Orrington Avenue, 13th Floor Evanston, IL 60201.
(12)Kepos Capital LP is the investment manager of the selling securityholder and Kepos Partners LLC is the General Partner of the selling securityholder and each may be deemed to have voting and dispositive power with respect to the shares. The general partner of Kepos Capital LP is Kepos Capital GP LLC (the “Kepos GP”) and the Managing Member of Kepos Partners LLC is Kepos Partners MM LLC (“Kepos MM”). Mark Carhart controls Kepos GP and Kepos MM and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by this selling securityholder. Mr. Carhart disclaims beneficial ownership of the shares held by the selling securityholder. The address of Kepos Capital LP and Mr. Carhart is 11 Times Square, 35th Floor, New York, New York 10036.
(13)Consists of (i) 54,484 Common Shares held as of the date of this prospectus and (ii) 153,253 Common Shares issuable upon exercise of Warrants. AQR Principal Global Asset Allocation LLC, a Delaware limited liability company, is the general partner of AQR Absolute Return Master Account, L.P., a Cayman Islands exempted limited partnership. AQR Apex MS GP, LLC, a Delaware limited liability company, is the general partner of AQR APEX MS Master Account, L.P., a Cayman Islands exempted limited partnership. AQR Corporate Arbitrage GP, LLC, a Delaware limited liability company, is the general partner of AQR Corporate Arbitrage Master Account, L.P., a Cayman Islands exempted limited partnership. AQR Capital Management GP, Ltd., a Cayman Islands company, is the general partner of AQR Global Alternative Investment Offshore Fund, L.P., a Cayman Islands exempted limited partnership. AQR Diversified Arbitrage Fund is a series of AQR Funds, a Delaware statutory trust registered as an open-end management investment company with the U.S. Securities and Exchange Commission. AQR Capital Management, LLC and AQR Arbitrage, LLC, each a Delaware limited liability company, act as investment adviser to AQR Absolute Return Master Account, L.P., AQR APEX MS Master Account, L.P., AQR Corporate Arbitrage Master Account, L.P., AQR Global Alternative Investment Offshore Fund, L.P. and AQR Funds - AQR Diversified Arbitrage Fund and have investment and dispositive power over the shares held by each of the funds. AQR Arbitrage, LLC is deemed to be controlled by AQR Capital Management, LLC. AQR Capital Management, LLC is a wholly-owned subsidiary of AQR Capital Management Holdings, LLC, a Delaware limited liability company. Clifford S. Asness may be deemed to control AQR Capital Management, LLC through his voting control over the Board of Managers of AQR Capital Management Holdings, LLC. AQR SPAC Opportunities GP, LLC, a Delaware limited liability company, is the general partner of AQR SPAC Opportunities Offshore Fund, L.P., a Cayman Islands exempted limited partnership. Todd Pulvino serves as the sole shareholder of AQR SPAC Opportunities Offshore Fund, L.P. Each of the parties in this footnote disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest the party may have therein. The address for these entities and individuals is One Greenwich Plaza, Suite 130, Greenwich, CT 06830.
(14)Polar Multi Strategy Master Fund (“Polar Fund”) is under management by Polar Asset Management Partners Inc. (“PAMPI”). PAMPI serves as investment advisor of the Polar Fund and has control and discretion over the securities held by the Polar Fund. As such, PAMPI may be deemed the beneficial owner of the securities held by the Polar Fund. PAMPI disclaims any beneficial ownership of the reported securities other than to the extent of any pecuniary interest therein. The business address of the Polar Fund is c/o Polar Asset Management Partners Inc., 16 York Street, Suite 2900, Toronto, Ontario, M5J 0E6 Canada.
(15)Alberta Investment Management Corporation is established as an agent of the Crown in right of the Province of Alberta and manages funds on behalf of a diverse set of Alberta public sector clients for which it serves as investment manager. The address for Alberta Investment Management Corporation is 1600–10250 101 Street NW, Edmonton, Alberta T5J 3P4.
(16)Lee Robinson is director of the Selling Securityholder and shares voting and investment control with respect to the Common Shares held by the Selling Securityholder. The address for the selling securityholder is 175 Oxford Street, London W1D 2JS, UK, and its legal address is 190 Elgin Avenue, George Town, Grand Cayman, KY1-9001.
(17)Frederick V. Fortmiller, Jr., the Managing Member of the Investment Manager of Harraden Circle Investors, LP, Harraden Circle Special Opportunities, LP and Harraden Circle Concentrated, LP (collectively “Harraden Circle”), has voting and investment control of the Common Shares held by Harraden Circle and may be deemed to be the beneficial owner of such Common Shares. Frederick V. Fortmiller, Jr. disclaims any beneficial ownership of such securities. The registered business address of Harraden Circle is 885 Third Avenue, Suite 2600B, New York, NY 10022.
(18)The business address of Picton Mahoney Arbitrage Fund, Picton Mahoney Arbitrage Plus Fund, Picton Mahoney Fortified Arbitrage Alternative Fund and Picton Mahoney Fortified Arbitrage Plus Alternative Fund (the “PICTON Funds”) is 33 Yonge Street, Suite 320, Toronto, ON M5E 1G4. Picton Mahoney Asset Management is the trustee on behalf of the PICTON Funds, has sole voting and dispositive power over the securities in its capacity as trustee or investment manager on behalf of the funds and may therefore be deemed to beneficially own the securities held by each of the PICTON Funds, but disclaims any beneficial ownership of such securities except to the extent of its pecuniary interest therein.
(19)CSS, LLC is managed by Brian Bentley, Glenn McMillan and Clayton Struve. The registered business address of CSS, LLC is 1 North Wacker Drive, Suite 3075, Chicago, IL 60606.
(20)Todd Sikorski, President of K2 & Associates Investment Management, Inc., the Manager of The K2 Principal Fund L.P., and Shawn Kimel, the beneficial owner of the entity that controls the General Partner of The K2 Principal Fund L.P., may be deemed to beneficially own the shares owned by the Selling Securityholder. The address of The K2 Principal Fund, L.P. is 2 Bloor Street West, Suite 801, Toronto, Ontario M4W 3E2 Canada.
(21)Charles E. Carnegie, as Chief Investment Officer of Context Capital Management, LLC, the investment adviser of Context Partners Master Fund, L.P., has voting and dispositive control over the securities held by Context Partners Master Fund, L.P., and may be deemed to be the beneficial owner of the securities held by Context Partners Master Fund, L.P. The address of the Selling Securityholder is 7724 Girard Ave, Suite 300, La Jolla, CA, 92037.
(22)Marlton Partners L.P. is a Chicago-based, privately held investment firm led by James C. Elbaor. Marlton, LLC is the managing member of Marlton Partners, L.P., and James C. Elbaor serves as managing member of Marlton, LLC. The business address of Marlton Partners, L.P. is 1358 N. State Pkwy Chicago IL 60610.
(23)Voting and investment power over the interests by Nautilus Master Fund, L.P. (“Nautilus”) resides with its investment manager, Periscope Capital Inc. Jamie Wise is the Chief Executive Officer of Periscope Capital Inc. and may be deemed to be the beneficial owner of the interests held by Nautilus. Jamie Wise and Periscope Capital Inc., however, disclaim any beneficial ownership of the interests held by Nautilus. The address of the foregoing individual and entities is c/o 333 Bay Street, Suite 1240, Toronto, ON, M5H 2R2.
(24)Mr. Mark Angelo makes investment decisions for YA II PN, Ltd. The business address for YA II PN, Ltd. is 1012 Springfield Avenue, Mountainside, NJ 07092.
(25)Consists of (i) 243,060 Common Shares held as of the date of this prospectus and (ii) 2,250 Common Shares issuable upon exercise of Warrants. Sona Blue Peak, Ltd.’s registered business address is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.
(26)Sona Capital Solutions II SCSp’s registered business address is 20, rue de la Poste, Luxembourg, L-2346, Grand Duchy of Luxembourg.

PLAN OF DISTRIBUTION

Resales of Kyivstar Group Ltd. Common Shares by Selling Securityholders

We are registering the possible resale by the Selling Securityholders of up to 196,241,664 Common Shares. The prospectus also covers any additional securities that may become issuable by reason of share splits, share dividends or similar transactions.

We will not receive any proceeds from any sale by the Selling Securityholders of the Common Shares being registered hereunder, including the sale of any Common Shares by VEON Amsterdam. We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, whereas the Selling Securityholders will bear all incremental selling expenses, including commissions, brokerage fees and other similar selling expenses.

The Selling Securityholders, which, as used herein, includes donees, pledgees, transferees or other successors-in-interest selling Common Shares received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their Common Shares on any stock exchange, market or trading facility on which the Common Shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.

The Selling Securityholders may use any one or more of the following methods when disposing of Common Shares:

•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the Common Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for their account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
•privately negotiated transactions (including, without limitation, in connection with privately negotiated acquisitions, dispositions, mergers, business combinations, joint ventures or other similar transactions);
•through one or more underwritten offerings on a firm commitment or best efforts basis;
•settlement of short sales entered into after the date of this prospectus;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•broker-dealers may agree with the Selling Securityholders to sell a specified number of such Common Shares at a stipulated price per share;
•in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
•a combination of any such methods of sale; and
•any other method permitted by applicable law.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the Common Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Common Shares, from time to time, under a supplement to this prospectus or under a post-effective amendment to the registration statement of which this prospectus is a part, amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer the Common Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

In connection with the sale of the Common Shares, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Warrants or Common Shares in the course of hedging the positions they assume. The Selling Securityholders may also sell the Common Shares short and deliver these securities to close out their short positions, or loan or pledge the Common Shares to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Common Shares offered by this prospectus, which the Common Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The Selling Securityholders may solicit offers to purchase the securities directly from, and they may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. The Common Shares are currently listed on Nasdaq under the symbol “KYIV,” and the Warrants are currently listed on Nasdaq under the symbol “KYIVW.”

Each of the Selling Securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of the Common Shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of the Common Shares may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, Common Shares to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Common Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The Selling Securityholders and any other persons participating in the sale or distribution of the securities will be subject to the applicable rules of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, rules of Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Securityholders or any other person, which limitations may affect the marketability of the shares of the securities. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Common Shares and Warrants offered by this prospectus.

We have agreed with each Selling Securityholder to keep the registration statement of which this prospectus constitutes a part effective until the earlier of, among other things, (a) the term specified in relation to the registration rights granted to such Selling Securityholder and (b) the date on which such Selling Securityholder ceases to hold any of the Common Shares covered by this prospectus.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

Common Shares Issuable Upon Exercise of Kyivstar Group Ltd. Warrants

The Common Shares issuable upon exercise of our Warrants will be issued directly to holders of our Warrants upon surrender of the Warrant certificate on or prior to their expiration at 5:00 p.m., New York City time on August 14, 2030, at the offices of the warrant agent, Continental Stock Transfer & Trust Company, with the exercise form on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Warrants being exercised.

LEGAL MATTERS

The validity of the securities being registered hereby and certain other matters of Bermuda law will be passed upon for us by Wakefield Quin Limited, as Bermuda counsel to the Company. Certain matters of U.S. federal law will be passed upon for us by Sidley Austin LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The audited consolidated financial statements of Kyivstar Group Ltd. as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2025, have been so incorporated in reliance on the report (which includes an explanatory paragraph as to the ability of Kyivstar Group Ltd. to continue as a going concern as described in Note 1 to the financial statements) of UHY LLP, independent registered public accounting firm, given on the authority of such firm as experts in auditing and accounting.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ENFORCEMENT OF CIVIL LIABILITIES

Kyivstar Group Ltd. is incorporated and existing under the laws of Bermuda. Certain individuals, who may be directors and executive officers of Kyivstar Group Ltd. reside outside of the United States, and all or a substantial portion of the assets of such individuals and of Kyivstar Group Ltd. are located outside of the United States. As a result, it may not be possible to effect service of process within the United States upon such individuals or Kyivstar Group Ltd., or to enforce against such individuals or Kyivstar Group Ltd. in United States courts judgments obtained in such courts predicated upon the civil liability provisions of the federal securities laws of the United States. Kyivstar Group Ltd. has been advised by counsel that there is doubt as to the enforceability in Bermuda, in original actions or in actions for the enforcement of judgments of United States courts, of liabilities predicated solely upon the securities laws of the United States or enforcement of claims for punitive damages.

EXPENSES

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the SEC registration fee. The estimates do not include expenses related to offerings of particular securities, including any underwriting discounts and commissions. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

Expenses	Amount
SEC registration fee		$355,095.31
FINRA filing fee		*
Legal and accounting fees and expenses		*
Trustee and transfer agent fees and expenses		*
Miscellaneous costs		*
Total	$	*

* The calculation of these fees and expenses is dependent on the number of issuances and amount of securities offered and, accordingly, cannot be estimated at this time.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

SEC rules allow us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any information that we file later with the SEC and that is deemed incorporated by reference will automatically update and supersede the information in this prospectus. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus will be deemed to incorporate by reference the following documents:

•our Annual Report on Form 20-F for the year ended December 31, 2025 filed with the SEC on March 16, 2026;
•our Current Reports on Form 6-K furnished to the SEC on May 12, 2026, May 14, 2026, May 26, 2026, May 26, 2026, May 28, 2026 and July 31, 2026; and
•the description of our securities contained in Exhibit 2.5 to our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the SEC on March 16, 2026, including any amendment or report filed with the SEC for the purpose of updating such description.

All annual reports on Form 20-F and any amendment thereto and any report on Form 6-K (or portion thereof) that expressly indicates it is being incorporated by reference in this prospectus, in each case, that we file with or furnish to the SEC prior to the termination or completion of the offering under this prospectus (including all such reports or documents we may file with or furnish to the SEC on or after the date on which the registration statement of which this prospectus is a part is first filed with the SEC and prior to the effectiveness of the registration statement), will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing or furnishing of such reports and documents. Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC..

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus. You may obtain a copy of these documents by writing to or telephoning us at the following address:

Kyivstar Group Ltd.
Unit 517, Level 5, Index Tower
Dubai International Financial Centre (DIFC), United Arab Emirates
Tel: +971 4 433 1145
Attention: Investor Relations

Alternatively, copies of these documents are available via our website (https://investors.kyivstar.ua), or as described under “Where You Can Find More Information” below. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated by reference into, this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form F-3, of which this prospectus forms a part, including exhibits, under the Securities Act with respect to the Common Shares offered by this prospectus. The registration statement on Form F-3, including the attached exhibits and schedules, contains additional relevant information about us and our shares. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and the securities offered by this prospectus, you should refer to the registration statement and the exhibits and schedules filed with the registration statement and the information incorporated by reference herein. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

We are subject to the information requirements of the Exchange Act that are applicable to a “foreign private issuer,” and we will file annual reports and other information from time to time with the SEC in accordance with such requirements. Our SEC filings will be available to the public on the internet at a website maintained by the SEC located at www.sec.gov.

We also maintain an Internet website at https://investors.kyivstar.ua. Through our website, we will make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 20-F; our reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

As a foreign private issuer, we are exempt under the Exchange Act from rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

COMMON SHARES

v.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.        Indemnification of Directors and Officers

Pursuant to Kyivstar Group Ltd.’s Bye-Laws, Kyivstar Group Ltd. will indemnify and hold harmless its directors and senior managers from and against all actions, costs, charges, liabilities, losses, damages and expenses in connection with any act done, concurred in or omitted in the execution of its business, or their duty, or supposed duty, or in their respective offices or trusts, to the extent authorized by law. The foregoing indemnity will not apply (and any funds advanced will be required to be repaid) with respect to a director or officer if any allegation of fraud or dishonesty is proved against such director or officer. Kyivstar Group Ltd. has entered into separate indemnification agreements with certain of its directors and senior managers pursuant to which Kyivstar Group Ltd. has agreed to indemnify each of them within substantially the same scope as provided in the Kyivstar Group Ltd. Bye-Laws.

II-1

Item 9.        Exhibits

The following documents are filed as part of this registration statement on Form F-3:

		Incorporation by Reference
Exhibit No.	Description	Form	File No.	Exhibit No.	Filing Date
2.1#	Business Combination Agreement, dated as of March 18, 2025, by and among Cohen Circle Acquisition Corp. I, Kyivstar Group Ltd., VEON Amsterdam B.V., VEON Holdings B.V. and Varna Merger Sub Corp.	F-4	333-287802	2.1	June 5, 2025
2.2	Amendment No. 1 to Business Combination Agreement, dated as of June 24, 2025, by and among Cohen Circle Acquisition Corp. I, Kyivstar Group Ltd., VEON Amsterdam B.V., VEON Holdings B.V., and Varna Merger Sub Corp.	F-4/A	333-287802	2.4	June 24, 2025
2.3	Amendment No. 2 to Business Combination Agreement, dated as of July 10, 2025, by and among Cohen Circle Acquisition Corp. I, Kyivstar Group Ltd., VEON Amsterdam B.V., VEON Holdings B.V., and Varna Merger Sub Corp.	F-4/A	333-287802	2.5	July 10, 2025
3.1	Certificate of Incorporation and Memorandum of Association of Kyivstar Group Ltd.	F-4	333-287802	3.1	June 5, 2025
3.2	Bye-Laws of Kyivstar Group Ltd.	20-F	001-42804	1.2	August 15, 2025
4.1	Specimen Common Share certificate.	F-4/A	333-287802	4.1	June 24, 2025
4.2	Specimen Kyivstar Group Ltd. warrant.	F-4/A	333-287802	4.2	June 24, 2025
4.3	Warrant Agreement, dated as of October 10, 2024, between Cohen Circle Acquisition Corp. I and the Continental Stock Transfer & Trust Company.	F-4	333-287802	4.3	June 5, 2025
4.4	Assignment and Assumption and Amendment and Restatement of Warrant Agreement, dated as of August 14, 2025, for Cohen Circle’s outstanding warrants.	20-F	001-42804	2.4	August 15, 2025
5.1*	Opinion of Wakefield Quin Limited as to the validity of common shares of Kyivstar Group Ltd.
10.1#	Sponsor Agreement, dated as of March 18, 2025, by and among Cohen Circle Acquisition Corp. I, Kyivstar Group Ltd., Cohen Circle Sponsor I, LLC, Cohen Circle Advisors I, LLC, Cantor Fitzgerald & Co., and VEON Amsterdam B.V.	F-4	333-287802	10.2	June 5, 2025
10.2	Amendment No. 1 to Sponsor Agreement, dated as of July 10, 2025, by and among Cohen Circle Acquisition Corp. I, Kyivstar Group Ltd., Cohen Circle Sponsor I, LLC, Cohen Circle Advisors I, LLC, Cantor Fitzgerald & Co., and VEON Amsterdam B.V.	F-4/A	333-287802	10.11	July 10, 2025
10.3†	Registration Rights Agreement, by and among Kyivstar Group Ltd. and the other parties thereto.	20-F	001-42804	4.7	August 15, 2025
10.4†	Master Lease Agreement, dated as of August 25, 2021, by and among JSC Kyivstar and Ukraine Tower Company LLC (English-language translation).	F-4	333-287802	10.8	June 5, 2025
10.5†	Framework Agreement for Sale and Purchase of Equipment, dated as of August 20, 2021, by and among JSC Kyivstar and Ukraine Tower Company LLC (English-language translation).	F-4	333-287802	10.9	June 5, 2025
10.6†	Form of Indemnification Agreement.	20-F	001-42804	4.1	March 16, 2026
10.8	Form of Non-Redemption Agreement.	F-4/A	333-287802	10.10	July 10, 2025
10.9	Umbrella Share Plan Rules.	20-F	001-42804	4.10	March 16, 2026
23.1*	Consent of UHY LLP (independent registered public accountant).
23.2*	Consent of Wakefield Quin Limited (included in Exhibit 5.1).
24.1*	Powers of Attorney (included on the signature page to this registration statement).
107*	Filing Fee Table.

* Filed herewith
† Certain portions of this exhibit (indicated by “[***]”) have been redacted pursuant to Regulation S-K, Item 601(a)(6).

# Certain of the schedules and attachments to this exhibit have been omitted pursuant to Regulation S-K, Item 601(a)(5). The registrant hereby undertakes to provide further information regarding such omitted materials to the SEC upon request.

Item 10.        Undertakings

The undersigned Registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.
(5)That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dubai International Financial Centre, United Arab Emirates, on August 31, 2026.

                        KYIVSTAR GROUP LTD.

By:	/s/ Kaan Terzioğlu
Name:	Kaan Terzioğlu
Title:	Executive Chairman and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Kaan Terzioğlu and Taner Kızıltoprak as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Kaan Terzioğlu	Executive Chairman and Director	August 31, 2026
Kaan Terzioğlu	(principal executive officer)

/s/ Taner Kızıltoprak	Chief Financial Officer	August 31, 2026
Taner Kızıltoprak	(principal financial officer and principal accounting officer)

/s/ Oleksandr Komarov	President	August 31, 2026
Oleksandr Komarov

/s/ Serdar Çetin	Director	August 31, 2026
Serdar Çetin

/s/ Betsy Z. Cohen	Director	August 31, 2026
Betsy Z. Cohen

/s/ Augie K. Fabela II	Director	August 31, 2026
Augie K. Fabela II

/s/ Rt Hon Sir Brandon Lewis CBE	Director	August 31, 2026
Rt Hon Sir Brandon Lewis CBE

/s/ Burak Ozer	Director	August 31, 2026
Burak Ozer

/s/ Duncan Perry	Director	August 31, 2026
Duncan Perry

/s/ Michael R. Pompeo	Director	August 31, 2026
Michael R. Pompeo

/s/ Dmytro Shymkiv	Director	August 31, 2026
Dmytro Shymkiv

/s/ Michiel Soeting	Director	August 31, 2026
Michiel Soeting

AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America, has signed this Registration Statement on Form F-3 in the City of New York, State of New York, on August 31, 2026.

                        COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.